EXHIBIT 10.9

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                                    FORM OF

                           BUSINESS PURCHASE AGREEMENT

                                      AMONG

                        AMERICAN MEDICAL PROVIDERS, INC.,

                      ------------------------------------,

                                       AND

                             THE OWNERS NAMED HEREIN

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                                TABLE OF CONTENTS

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ARTICLE I  Definitions.......................................................  1
         Section 1.1.  Definitions...........................................  1

ARTICLE II  The Acquisition..................................................  7
         Section 2.1.  The Acquisition.......................................  7
         Section 2.2.  The Closing...........................................  7
         Section 2.3.  Acquisition Consideration.............................  8
         Section 2.4.  Fractional Shares.....................................  8
         Section 2.5.  Subsequent Actions....................................  8

ARTICLE III  Representations and Warranties of the Company and the Owners....  9
         Section 3.1.  Organization and Good Standing; Qualification.........  9
         Section 3.2.  Capital Structure.....................................  9
         Section 3.3.  Transactions in Capital...............................  9
         Section 3.4.  Continuity of Business Enterprise..................... 10
         Section 3.5.  Records............................................... 10
         Section 3.6.  Authorization and Validity............................ 10
         Section 3.7.  No Violation.......................................... 10
         Section 3.8.  Consents.............................................. 10
         Section 3.9.  Financial Statements.................................. 11
         Section 3.10. Liabilities and Obligations........................... 11
         Section 3.11. Employee Matters...................................... 11
         Section 3.12. Aliens................................................ 13
         Section 3.13. Employee Benefit Plans................................ 13
         Section 3.14. Absence of Certain Changes............................ 15
         Section 3.15. Title; Leased Assets.................................. 16
         Section 3.16. Commitments........................................... 17
         Section 3.17. Insurance............................................. 18
         Section 3.18. Proprietary Rights and Information.................... 19
         Section 3.19. Taxes................................................. 19
         Section 3.20. Compliance with Laws.................................. 21
         Section 3.21. Finder's Fee.......................................... 21
         Section 3.22. Litigation............................................ 21
         Section 3.23. Condition of Fixed Assets............................. 22
         Section 3.24. Distributions and Repurchases......................... 22
         Section 3.25. Banking Relations..................................... 22
         Section 3.26. Interested Persons; Affiliations...................... 22

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         Section 3.27. Environmental Matters................................. 22
         Section 3.28. Certain Payments...................................... 23
         Section 3.29. Medical Waste......................................... 23
         Section 3.30. Medicare and Medicaid Programs........................ 23
         Section 3.31. Fraud and Abuse....................................... 24
         Section 3.32. Payors................................................ 24

ARTICLE IV  Representations and Warranties of the Owners..................... 25
         Section 4.1.  Validity; Owner's Capacity............................ 25
         Section 4.2.  No Violation.......................................... 25
         Section 4.3.  Personal Holding Companies; Control of Related
                         Businesses.......................................... 25
         Section 4.4.  Transfers of Ownership Interests...................... 25
         Section 4.5.  Accredited Investor Status............................ 25
         Section 4.6.  Consents.............................................. 26
         Section 4.7.  Certain Payments...................................... 26
         Section 4.8.  Finder's Fee.......................................... 26
         Section 4.9.  Interested Persons; Affiliations...................... 26
         Section 4.10. Investments in Competitors............................ 26
         Section 4.11. Disposition of AMP Shares............................. 26

ARTICLE V  Representations and Warranties of AMP and AMP Subsidiary.......... 27
         Section 5.1.  Organization and Good Standing........................ 27
         Section 5.2.  Capitalization of AMP................................. 27
         Section 5.3.  Capitalization of AMP Subsidiary...................... 27
         Section 5.4.  Authorization and Validity............................ 27
         Section 5.5.  No Violation.......................................... 27
         Section 5.6.  Finder's Fee.......................................... 28
         Section 5.7.  Capital Stock......................................... 28
         Section 5.8.  Consents.............................................. 28
         Section 5.9.  Liabilities and Obligations........................... 28
         Section 5.10. Employee Benefit Plans................................ 28
         Section 5.11. Taxes................................................. 29
         Section 5.12. Compliance with Laws.................................. 29
         Section 5.13. Litigation............................................ 30

ARTICLE VI  Covenants of the Company and the Owner........................... 30
         Section 6.1.  Consummation of Agreement............................. 30
         Section 6.2.  Business Operations................................... 30
         Section 6.3.  Access................................................ 30
         Section 6.4.  Tax Returns........................................... 31
         Section 6.5.  Notification of Certain Matters....................... 31
         Section 6.6.  Approvals of Third Parties............................ 31
         Section 6.7.  Employee Matters...................................... 31
         Section 6.8.  Contracts............................................. 32

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         Section 6.9.  Capital Assets; Payments of Liabilities............... 32
         Section 6.10. Mortgages, Liens and Guaranties....................... 32
         Section 6.11. Acquisition Proposals................................. 32
         Section 6.12. Distributions and Repurchases......................... 33
         Section 6.13. Requirements to Effect Acquisition.................... 33
         Section 6.14. Formation of the Group Practice....................... 33
         Section 6.15. Access................................................ 33
         Section 6.16. Licenses and Permits.................................. 34
         Section 6.17. Physician Employment Agreements....................... 34
         Section 6.18. Delivery of Schedules................................. 34

ARTICLE VII  Covenants of AMP and AMP Subsidiary............................. 34
         Section 7.1.  Consummation of Agreement............................. 34
         Section 7.2.  Requirements to Effect Acquisition.................... 34
         Section 7.3.  Notification of Certain Matters....................... 34
         Section 7.4.  Approvals of Third Parties............................ 35
         Section 7.5.  Stock Option Plan for Advisors and Consultants........ 35
         Section 7.6.  Licenses and Permits.................................. 35
         Section 7.7.  Delivery of Schedules................................. 35
         Section 7.8.  Professional Liability Insurance...................... 35

ARTICLE VIII  Covenants of AMP, the Company and the Owners................... 35
         Section 8.1.  Filings; Other Action................................. 35
         Section 8.2.  Amendment of Schedules................................ 36
         Section 8.3.  Proration of Costs and Rents.......................... 36
         Section 8.4.  Management Agreement.................................. 36
         Section 8.5.  Physician Engagement Agreements....................... 36

ARTICLE IX  Conditions Precedent of AMP...................................... 37
         Section 9.1.  Proceedings........................................... 37
         Section 9.2.  No Material Adverse Effect............................ 37
         Section 9.3.  Government Approvals and Required Consents............ 37
         Section 9.4.  Securities Approvals.................................. 37
         Section 9.5.  Closing Deliveries.................................... 37
         Section 9.6.  Charter Amendment..................................... 37

ARTICLE X  Conditions Precedent of the Company and the Owners................ 37
         Section 10.1. Proceedings........................................... 38
         Section 10.2. Government Approvals and Required Consents............ 38
         Section 10.3. Securities Approvals.................................. 38

ARTICLE XI  Closing Deliveries............................................... 38
         Section 11.1. Deliveries of the Company and the Owners.............. 38
         Section 11.2. Deliveries of AMP..................................... 40

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ARTICLE XII  Post Closing Matters............................................ 42
         Section 12.1. Further Instruments of Transfer....................... 42
         Section 12.2. Acquisition Tax Covenant.............................. 42

ARTICLE XIII  Remedies....................................................... 42
         Section 13.1. Indemnification by the Owners and the Company......... 42
         Section 13.2. Indemnification by AMP and AMP Subsidiary............. 43
         Section 13.3. Indemnification Procedures............................ 43
         Section 13.4. Indemnification Limitations........................... 45
         Section 13.5. Remedies Not Exclusive................................ 46
         Section 13.6. Costs, Expenses and Legal Fees........................ 46

ARTICLE XIV  Termination..................................................... 46
         Section 14.1. Termination........................................... 46
         Section 14.2. Effect of Termination................................. 46

ARTICLE XV  Noncompetition................................................... 47
         Section 15.1. Prohibited Activities................................. 47
         Section 15.2. Damages............................................... 47
         Section 15.3. Reasonable Restraint.................................. 47
         Section 15.4. Severability; Reformation............................. 48
         Section 15.5. Term.................................................. 48

ARTICLE XVI  Nondisclosure of Confidential Information....................... 48
         Section 16.1. Nondisclosure......................................... 48
         Section 16.2. Damages............................................... 48
         Section 16.3. Survival.............................................. 49

ARTICLE XVII  Transfer Restrictions.......................................... 49
         Section 17.1. Transfer Restrictions................................. 49

ARTICLE XVIII  Federal Securities Law Restrictions on AMP Common Stock....... 49
         Section 18.1. Investment Representation............................. 49
         Section 18.2. Compliance with Law................................... 50
         Section 18.3. Economic Risk; Sophistication......................... 50

ARTICLE XIX  General......................................................... 50
         Section 19.1. Amendment; Waivers.................................... 50
         Section 19.2. Assignment............................................ 51
         Section 19.3. Parties in Interest; No Third Party Beneficiaries..... 51
         Section 19.4. No Joint Liability of Owners.......................... 51
         Section 19.5. Entire Agreement...................................... 51
         Section 19.6. Severability.......................................... 51
         Section 19.7. Survival of Representations, Warranties and Covenants. 51

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         Section 19.8. Governing Law......................................... 51
         Section 19.9. Captions.............................................. 52
         Section 19.10. Gender and Number.................................... 52
         Section 19.11. Reference to Agreement............................... 52
         Section 19.12. Confidentiality; Publicity and Disclosures........... 52
         Section 19.13. Notice............................................... 52
         Section 19.14. Choice of Forum...................................... 53
         Section 19.15. No Waiver; Remedies.................................. 53
         Section 19.16. Counterparts......................................... 54
         Section 19.17. Defined Terms........................................ 54

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                                    FORM OF
                           BUSINESS PURCHASE AGREEMENT

         Business Purchase Agreement (this "Agreement"), dated as of _____________, 1997, among ______________________________ P.C., a Texas professional corporation ("the "Company"), ___________________, D.P.M., (collectively the "Owners" and individually an "Owner"), and American Medical Providers, Inc., a Delaware corporation, its affiliates, successors or assigns ("AMP").

         The Company and the Owners of the Company desire to contribute, and AMP desires to receive, certain assets of the Company, and, accordingly, the Owners, the Company and AMP desire to effect the Acquisition (defined below) upon the terms and subject to the conditions contained herein.

         It is intended that for federal income tax purposes the Acquisition, together with the transactions contemplated by the Other Agreements (defined below) will qualify as a transfer of assets pursuant to the requirements of
Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

         AMP intends to enter into business purchase agreements or other acquisition agreements (collectively, the "Other Agreements") similar to this Agreement, in order to acquire other podiatry or other medical practices.

         To provide AMP with the necessary working capital and funds to consummate the transactions contemplated hereby and by the Other Agreements, AMP expects to, subject to the terms and conditions of this Agreement, enter into an underwriting agreement with an Underwriter Representative (defined below) in connection with a proposed Initial Public Offering (defined below).

         In consideration of the mutual representations, warranties and covenants herein contained and such other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and on the terms and subject to the conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS. The following terms have the meanings set forth below:

         "Acquisition" has the meaning set forth in Section 2.1.

         "Acquisition Consideration" has the meaning set forth in Section 2.3.

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         "actual knowledge," "have no actual knowledge of," "do not actually know of" and similar phrases mean (i) in the case of a natural person, the actual conscious awareness, or not, as the context requires, of the particular fact by such person or (ii) in the case of an entity, the actual conscious awareness, or not, as the context requires, of the particular fact by any stockholder, partner, owner, director or officer of such entity.

         "Advisors Plan" has the meaning set forth in Section 7.5.

         "Affiliate," with respect to any person, means a person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such person.

         "AMP Commitment" has the meaning set forth in Section 5.11.

         "AMP Common Stock" means the common stock, par value $0.01 per share, of AMP.

         "AMP Employee Benefit Plans" has the meaning set forth in Section 5.10.

         "AMP Subsidiary" means the wholly-owned subsidiary of AMP formed prior to Closing identified in Section 2.1.

         "AMP Subsidiary Common Stock" means the common stock, par value $0.01 per share, of AMP Subsidiary.

         "Arthur Andersen" means Arthur Andersen LLP, independent certified public accountants.

         "Assets" means the Equipment and all properties and assets (tangible and intangible) of every kind and wherever situated that are owned by the Company or in which the Company has any right or interest (including, without limitation, rights under its insurance policies and warranties related thereto; its causes of action, judgments, claims and demands of whatever nature related thereto; its deferred charges, security deposits, advance payments, prepaid items, claims for refunds, rights of offset and credits of all kinds related thereto; its rights under all Assigned Commitments; all personal property of every kind and character as used in connection with Equipment or otherwise and its files, papers and records relating to the aforesaid properties and assets), other than the Excluded Assets.

         "Assignment and Assumption Agreement" has the meaning set forth in
Section 11.1(r).

         "Assumed Liabilities" means those fixed and determinable liabilities of the Company listed on Schedule 1.1. Except for the Assumed Liabilities, AMP shall not and does not assume or agree to pay, perform or discharge any liabilities or obligations of the Company, whether accrued, absolute, contingent or otherwise.

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         "Balance Sheet" has the meaning set forth in Section 3.9.

         "Balance Sheet Date" has the meaning set forth in Section 3.9.

         "best knowledge," "have no knowledge of," "do not know of" or "to the knowledge of" and similar phrases mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person or (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any stockholder, partner, owner, director or officer of such entity.

         "Cash Compensation" has the meaning set forth in Section 3.11(a).

         "Claim Notice" has the meaning set forth in Section 13.3.

         "Closing" means the closing of the transactions contemplated by this Agreement.

         "Closing Date" has the meaning set forth in Section 2.2.

         "Code" has the meaning set forth in the recitals to this Agreement.

         "Commitments" has the meaning set forth in Section 3.16.

         "Company" has the meaning set forth in the recitals hereto.

         "Compensation Plans" has the meaning set forth in Section 3.11(b).

         "Confidential Information" means all trade secrets and other confidential and/or proprietary information of the particular person, including information derived from reports and investigations, research, work in progress, codes, marketing and sales programs, referral sources, patient lists, financial projections, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any state or federal agency and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such person by such person's stockholders, owners, partners, employees, officers, directors, agents, representatives or consultants.

         "Controlled Group" has the meaning set forth in Section 3.13(g).

         "Damages" has the meaning set forth in Section 13.1.

         "Effective Date" means the date that the Registration Statement is declared effective by the SEC.

         "Election Period" has the meaning set forth in Section 13.3.

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         "Employee Benefit Plans" has the meaning set forth in Section 3.13(a).

         "Employee Policies and Procedures" has the meaning set forth in Section 3.11(d).

         "Employment Agreements" has the meaning set forth in Section 3.11(c).

         "Environmental Laws" means any laws or regulations pertaining to the environment as in effect on the date hereof and the Closing Date, including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 ET SEQ.), as amended (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986) and any regulations promulgated thereunder, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss. 6901 ET SEQ.), as amended, and any regulations promulgated thereunder, and (iii) the provisions contained in any similar federal, state or local statutes or regulations relating to environmental matters applicable to the Company's assets or operations.

         "Equipment" means all equipment, machinery, tools and similar assets owned by the Company and used by the Company in its business, including, without limitation, all supplies of the Company related thereto.

         "ERISA" has the meaning set forth in Section 3.13(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Assets" means the following assets and properties of the
Company: (i) the Acquisition Consideration, (ii) the Company's right to enforce AMP's representations, warranties and covenants hereunder and the obligations of AMP to pay, perform or discharge the Assumed Liabilities and all other rights, including rights of indemnification, of the Company under this Agreement or any instrument executed pursuant hereto and (iii) the Employee Benefit Plans.

         "Financial Statements" has the meaning set forth in Section 3.9.

         "Fixed Assets" has the meaning set forth in Section 3.23.

         "Group Practice" means the professional limited liability company to be formed pursuant to Section 6.14.

         "Indemnified Party" has the meaning set forth in Section 13.3.

         "Indemnifying Party" has the meaning set forth in Section 13.3.

         "Indemnity Notice" has the meaning set forth in Section 13.3.

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         "Initial Public Offering" means the initial underwritten public offering of AMP Common Stock contemplated by the Registration Statement.

         "Initial Public Offering Price" means the price per share of AMP Common Stock received by AMP in connection with its Initial Public Offering.

         "Insurance Policies" has the meaning set forth in Section 3.17.

         "IRS" means the Internal Revenue Service.

         "Lease Assignments" has the meaning set forth in Section 11.1(s).

         "Management Agreement" has the meaning set forth in Section 11.1(1).

         "Material Adverse Effect" means a material adverse effect on the business, operations, condition (financial or otherwise), results of operations or prospects of the Company in consideration of all relevant facts and circumstances.

         "Medical Waste" means (i) pathological waste, (ii) blood, (iii) sharps,
(iv) wastes from surgery or autopsy, (v) dialysis waste, including contaminated disposable equipment and supplies, (vi) cultures and stocks of infectious agents and associated biological agents, (vii) contaminated animals, (viii) isolation wastes, (ix) contaminated equipment, (x) laboratory waste, (xi) any substance, pollutant, material, or contaminant listed or regulated under any Medical Waste Law and (xii) other biological waste and discarded materials contaminated with or exposed to blood, excretion or secretions from human beings or animals.

         "Medical Waste Laws" means the following, including regulations promulgated and orders issued thereunder, as in effect on the date hereof and the Closing Date: (i) the MWTA, (ii) the U.S. Public Vessel Medical Waste Anti-Dumping Act of 1988, 33 U.S.C.A. ss.ss. 2501 ET SEQ., (iii) the Marine Protection, Research and Sanctuaries Act of 1972, 33 U.S.C.A. ss.ss. 1401 ET SEQ., (iv) the Occupational Safety and Health Act, 29 U.S.C.A. ss.ss. 651 ET SEQ., (v) the United States Department of Health and Human Services, National Institute for Occupational Safety and Health, Infectious Waste Disposal Guidelines, Publication No. 88-119 and (vi) any other federal, state, regional, county, municipal or other local laws, regulations and ordinances insofar as they are applicable to the Company's assets or operations and purport to regulate Medical Waste or impose requirements relating to Medical Waste.

         "MWTA" means the Medical Waste Tracing Act of 1988, 42 U.S.C. ss.ss. 6992, ET SEQ.

         "Nose Coverage" has the meaning set forth in Section 7.8.

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         "ordinary course of business" means the usual and customary way in which the particular entity has conducted its business in the past, in all cases, in compliance with law.

         "Other Agreements" has the meaning set forth in the recitals to this Agreement.

         "Owner(s)" means those person(s), all of whom are identified in the first paragraph of this Agreement, who own, beneficially and of record, all of the ownership interests in the Company, whatever form those interests may take, including, without limitation, capital stock, partnership interests, units, shares in profit, membership interests or the like.

         "Payors" has the meaning set forth in Section 3.30.

         "person" means any natural person, corporation, partnership, joint venture, limited liability company, association, group, organization or other entity.

         "Physician Employee" means any physician of the Company executing a Physician Employment Agreement.

         "Physician Employment Agreements" has the meaning set forth in Section 11.1(n).

         "Physician Engagement Agreements" has the meaning set forth in Section 11.1(m).

         "Private Placement Memorandum" means the Confidential Private Placement Memorandum, dated June, 1997, provided by AMP to the Owners and the Company.

         "Proprietary Rights" has the meaning set forth in Section 3.18.

         "Registration Rights Agreement" has the meaning set forth in Section 11.1(o).

         "Registration Statement" has the meaning set forth in Section 8.1(a).

         "Related Acquisitions" means, collectively, the Acquisition and the mergers and acquisitions of entities and assets contemplated by the Other Agreements.

         "Reorganization" has the meaning set forth in Section 12.2.

         "Schedules" means the schedules attached hereto as of the date hereof or otherwise delivered by any party hereto pursuant to the terms hereof, as such may be amended or supplemented from time to time pursuant to the provisions hereof.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

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         "Surviving Corporation" has the meaning set forth in Section 2.1.

         "Surviving Corporation Common Stock" means the common stock, par value $0.01 per share, of the Surviving Corporation.

         "Taxes" means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, alternative minimum taxes, transfer taxes, workers compensation or Pension Benefit Guaranty Corporation premiums, and other obligations of the same or of a similar nature, which the Company is required to pay, withhold or collect.

         "Tax Returns" shall mean all reports, estimates, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

         "Third Party Claim" has the meaning set forth in Section 13.3.

         "Transfer" has the meaning set forth in Section 12.2.

         "Underwriter Representative" means the underwriter in the Initial Public Offering who acts as the lead managing underwriter of the Initial Public Offering.

                                   ARTICLE II

                                 THE ACQUISITION

         SECTION 2.1. THE ACQUISITION. Subject to the terms and conditions of this Agreement, on the Closing Date, the Company shall transfer, assign, convey and deliver the Assets to AMP or its subsidiary ("AMP Subsidiary"), free and clear of all security interests, liens, claims and encumbrances (other than statutory liens and contractual liens of landlords arising in the ordinary course of business or other liens that do not materially detract from the value or interference with the use of such properties or assets), and AMP Subsidiary shall accept and acquire from the Company the Assets and assume the Assumed Liabilities (the "Acquisition").

         SECTION 2.2. THE CLOSING. The Closing of the Acquisition will take place at 10:00 a.m., local time, at the offices of Baker & Hostetler, Suite 2000, 1000 Louisiana, Houston, Texas on the day on which the transactions contemplated by the Initial Public Offering are consummated.
The date on which the Closing occurs is the "Closing Date."

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         SECTION 2.3.      ACQUISITION CONSIDERATION.

         (a) CONSIDERATION. Subject to post-closing adjustments under Section 2.3(b) below, the total consideration for the Assets will be: (i) the cash and shares of AMP Common Stock in the amounts set forth on Annex I hereto (the "Acquisition Consideration") and (ii) the assumption of the Assumed Liabilities, if any. The cash portion of the Acquisition Consideration consists of net realizable value of net accounts receivable plus __% of non-monetary assets, not to exceed __% of the total valuation ("Cash Consideration"). Annex I attached hereto shows an estimate of the net accounts receivable as of the Balance Sheet Date.

         (b) POST-CLOSING ADJUSTMENTS OF NET ACCOUNTS RECEIVABLE CONSIDERATION. On the six month anniversary of the Closing Date, AMP will review the estimate of net accounts receivable. If AMP has collected more than the estimated accounts receivable, such amount will be paid to the Owners according to their percentage ownership in the Company as of the Closing Date. If AMP has collected less than the estimate of net accounts receivable, the Owners will be jointly and severally liable and will repay the deficit amount. All amounts under this
Section 2.3(b) shall be payable in cash within sixty (60) days of written notice sent by AMP to the Owners. The Owners agree that AMP may offset the accounts receivable deficit against any other amounts owed by AMP to Owners under any other agreements.

         (c) ALLOCATION OF PURCHASE PRICE. The Acquisition Consideration shall be allocated among the Assets as set forth in Schedule 2.3(c) to be delivered by the Company prior to Closing, which schedule will be subject to the approval of AMP. AMP, the Company and the Owners will not take any position on their respective income tax returns that is inconsistent with such allocation.

         SECTION 2.4. FRACTIONAL SHARES. Notwithstanding any other provision herein, no fractional shares of AMP Common Stock shall be issued, and the person entitled hereunder to receive a fractional share of AMP Common Stock but for this Section 2.4 will be entitled to receive a cash payment in lieu thereof reflecting such person's proportionate interest in a share of AMP Common Stock multiplied by the Initial Public Offering Price.

         SECTION 2.5. SUBSEQUENT ACTIONS. If, at any time after the Closing, AMP shall be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in AMP Subsidiary its right, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by AMP Subsidiary as a result of, or in connection with, the Acquisition or otherwise to carry out this Agreement, and to transfer the Assets of the Company in return for the consideration set forth in this Agreement, the officers and directors of AMP Subsidiary shall be authorized to execute and deliver, in the name and on behalf of the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in AMP Subsidiary or otherwise to carry out this Agreement.

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                                   ARTICLE III

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OWNERS

         The Company and the Owners (in proportion to each such Owner's respective ownership of the Company) represent and warrant to AMP and AMP Subsidiary that the following are true and correct as of the Closing Date:

         SECTION 3.1. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of organization with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Company is not qualified or licensed to do business in any other jurisdiction. The Company has no assets, employees or offices in a state other than the state of its organization. Except as set forth in Schedule 3.1, none of the Company, any Owner or any Physician Employee owns, directly or indirectly, any of the capital stock of any other corporation or any entity or a profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity that is engaged in a business that is in or related to the healthcare industry.

         SECTION 3.2. CAPITAL STRUCTURE. The Owners own all of the Company's issued and outstanding common stock in the respective amounts set forth in
Schedule 3.2, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies and shareholders' agreements, except to the extent specifically disclosed in detail on Schedule 3.2. Each outstanding share of common stock of the Company has been legally and validly issued and is fully paid and nonassessable. No share of capital stock is owned by the Company in treasury. No shares of capital stock of the Company has been issued or disposed of in violation of the preemptive rights, rights of first refusal or similar rights of any of the Company's stockholders. The Company has no bonds, debentures, notes or other obligations the holders of which have the right to vote (or are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

         SECTION 3.3. TRANSACTIONS IN CAPITAL. The Company has not acquired any of its capital stock. Except as set forth in Schedule 3.3, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of the Company, and no option, warrant, call, conversion right or commitment of any kind exists that obligates the Company to issue any of its authorized but unissued capital stock. Except as set forth in Schedule 3.3, the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. Except as set forth in Schedule 3.3, neither the equity structure of the Company nor the relative ownership of shares among any of its stockholders has been altered or changed in contemplation of the transactions contemplated hereby.

         SECTION 3.4. CONTINUITY OF BUSINESS ENTERPRISE. Except as set forth in
Schedule 3.4 and except as contemplated by Section 6.14, there has not been any sale, distribution or spin-off of assets of the Company or any of its Affiliates, other than in the ordinary course of business within the five years preceding the date of this Agreement. The Owners shall be responsible for any and all tax liability of all such sales, distributions or spin-offs.

         SECTION 3.5. RECORDS. The copies of the Articles of Incorporation or Articles of Association, as the case may be, and Bylaws, and all amendment thereto, of the Company that have been delivered to AMP are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been delivered to AMP, contain materially accurate minutes of meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the stockholders of the Company since its formation as to material matters reflected therein.

         SECTION 3.6. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and the other agreements expressly contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Company has obtained, in accordance with applicable law and its Bylaws and its Articles of Incorporation the approval of its stockholders necessary to consummate the transactions contemplated hereby.

         SECTION 3.7. NO VIOLATION. Except as set forth specifically in detail in Schedule 3.7 or Schedule 3.8, neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a violation or breach of the terms, conditions or provisions of or constitute a default under the Bylaws or the Articles of Incorporation of the Company, (b) except as would not, individually or in the aggregate, result in a Material Adverse Effect, conflict with, result in a violation or breach of the terms conditions or provisions of or constitute a default under any agreement, indenture or other instrument by which the Company is bound or to which any of the assets of the Company is subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any assets of the Company or (c) except as would not, individually or in the aggregate, result in a Material Adverse Effect, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

         SECTION 3.8. CONSENTS. Except as set forth in Schedule 3.8, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender, any lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery or performance of this Agreement or the agreements contemplated hereby.

         SECTION 3.9. FINANCIAL STATEMENTS. The Company will furnish AMP its balance sheet and related statements of income, retained earnings and cash flows for its prior three full fiscal years and its balance sheet dated as of June 30, 1997 (the "Balance Sheet," and the date thereof the "Balance Sheet Date") and related statements of income, retained earnings and cash flows for the six (6) months then ended (all such financial information, with the related notes thereto, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles (subject to normal year-end adjustments and the absence of notes for any unaudited interim financial statement for any interim periods presented) applied on a consistent basis with prior periods, except as otherwise specifically indicated in the Financial Statements.

         SECTION 3.10. LIABILITIES AND OBLIGATIONS. Except as set forth in
Schedule 3.10, the Financial Statements reflect all material liabilities of the Company, accrued, contingent or otherwise, required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business consistent with reasonable past practice since the Balance Sheet Date. Except as specifically set forth in the Financial Statements or Schedule 3.10, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and the Company does not know of any valid basis for the assertion of any claims or liabilities of any nature or in any amount.

         SECTION 3.11.     EMPLOYEE MATTERS.

         (a) CASH COMPENSATION. Schedule 3.11(a) contains a complete and accurate list of the names, titles and annual cash compensation as of June 30, 1997, including, without limitation, wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation"), of all full and part-time employees of the Company. In addition, Schedule 3.11(a) contains a complete and accurate description of (i) all increases in Cash Compensation of employees of the Company during the current fiscal year and the immediately preceding fiscal year and (ii) any promised increases in Cash Compensation of employees of the Company that have not yet been effected.

         (b) COMPENSATION PLANS. Schedule 3.11(b) contains a complete and accurate list of all compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees, other than Employment Agreements listed in Schedule 3.11(c) and Employee Benefit Plans listed in Schedule 3.13(a). The Compensation Plans include, without limitation, plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards and stock ownership or stock options. The Company has provided to AMP a copy of each written Compensation Plan and a written description of each unwritten

Compensation Plan. Except as set forth on Schedule 3.11(b), each of the Compensation Plans can be terminated or amended at will by the Company.

         (c) EMPLOYMENT AGREEMENTS. Except as set forth in Schedule 3.11(c), the Company is not a party to any employment agreement (the "Employment Agreements") with respect to any of its employees. Employment Agreements include, without limitation, employee leasing agreements, employee services agreements and noncompetition agreements.

         (d) EMPLOYEE POLICIES AND PROCEDURES. Schedule 3.11(d) contains a complete and accurate list of all employee manuals and all policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company. The Company has provided or made available to AMP a copy of all written Employee Policies and Procedures and a written description of all unwritten Employee Policies and Procedures.

         (e) UNWRITTEN AMENDMENTS. Except as described in Schedule 3.11(b), 3.11(c), or 3.11(d), no unwritten material amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Compensation Plans, Employment Agreements or Employee Policies and Procedures.

         (f) LABOR COMPLIANCE. To its actual knowledge, the Company has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a Material Adverse Effect, and the Company is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. To its actual knowledge, the Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices. Except as set forth in
Schedule 3.11(f), there are no (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of the Company, threatened against the Company before any federal, state or local court, board, department, commission or agency (nor, to the knowledge of the Company, does any valid basis therefor exist) or (ii) existing or, to the knowledge of the Company, threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company (nor, to the knowledge of the Company, does any valid basis therefor exist).

         (g) UNIONS. The Company has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. Except as set forth in Schedule 3.11(g), to the knowledge of the Company, none of the employees of the Company has threatened to organize or join a union, labor organization or collective bargaining unit.

         SECTION 3.12. ALIENS. To the actual knowledge of the Company, all employees of the Company are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

         SECTION 3.13.     EMPLOYEE BENEFIT PLANS.

         (a) IDENTIFICATION. Schedule 3.13 contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or to which the Company contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the five years preceding the date hereof (the "Employee Benefit Plans"). The Company has provided to AMP copies of all plan documents, determination letters, pending determination letter applications, trust instruments, insurance contracts, administrative services contracts, annual reports, actuarial valuations, summary plan descriptions, summaries of material modifications, administrative forms and other documents that constitute a part of or are incident to the administration of the Employee Benefit Plans. In addition, the Company has provided AMP a written description of all existing practices engaged in by the Company that constitute Employee Benefit Plans. Except as set forth in Schedule 3.13 and subject to the requirements of ERISA, each of the Employee Benefit Plans can be terminated or amended at will by the Company. Except as set forth in Schedule 3.13, no unwritten amendment exists with respect to any Employee Benefit Plan.

         (b) ADMINISTRATION. Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a Material Adverse Effect.

         (c) EXAMINATIONS. Except as set forth in Schedule 3.13, the Company has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

         (d) PROHIBITED TRANSACTIONS. No prohibited transactions (within the meaning of Section 4975 of the Code) have occurred with respect to any Employee Benefit Plan.

         (e) CLAIMS AND LITIGATION. Except as set forth in Schedule 3.13, no pending or, to the actual knowledge of the Company, threatened, claims, suits or other proceedings exist with respect to an Employee Benefit Plan, other than normal benefit claims filed by participants or beneficiaries.

         (f) QUALIFICATIONS. The Company has received a favorable determination letter or ruling from the IRS for each of the Employee Benefit Plans intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings exist or, to the actual knowledge of the Company, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

         (g) FUNDING STATUS. Except as set forth in Schedule 3.13, no accumulated funding deficiency (within the meaning of Section 412 of the Code), whether waived or unwaived, exists with respect to any Employee Benefit Plan or any plan sponsored by any member of a controlled group (within the meaning of Section 412(n)(6)(B) of the Code) in which the Company is a member (a "Controlled Group"). Except as set forth in Schedule 3.13, with respect to each Employee Benefit Plan subject to Title IV of ERISA, the assets of each such plan are at least equal in value to the present value of accrued benefits determined on an ongoing basis as of the date hereof. With respect to each Employee Benefit Plan funded as described in Section 501(c)(9) of the Code, the assets of each such plan are at least equal in value to the present value of accrued benefits, based upon the most recent actuarial valuation as of a date no more than 90 days prior to the date hereof. Schedule 3.13 contains a complete and accurate statement of all actuarial assumptions applied to determine the present value of accrued benefits under all Employee Benefit Plans subject to actuarial assumptions.

         (h) EXCISE TAXES. Neither the Company nor any member of a Controlled Group has any liability to pay excise taxes with respect to any Employee Benefit Plan under applicable provisions of the Code or ERISA.

         (i) MULTIEMPLOYER PLANS. Neither the Company nor any member of a Controlled Group is or ever has been obligated to contribute to a multiemployer plan within the meaning of Section 3(37) of ERISA.

         (j) PBGC. No facts or circumstances exist that would result in the imposition of liability against AMP or AMP Subsidiary by the Pension Benefit Guaranty Corporation as a result of any act or omission by the Company or any member of a Controlled Group. No reportable event (within the meaning of Section 4043 of ERISA) for which the notice requirement has not been waived has occurred with respect to any Employee Benefit Plan subject to the requirements of Title IV of ERISA.

         (k) RETIREES. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of
Section 4980B of the Code and the applicable provisions of ERISA.

         (l) OTHER COMPENSATION ARRANGEMENTS. Except as set forth in Schedules 3.11(a), 3.11(b), 3.11(c), 3.11(d), 3.13(a) and 3.13(l), none of the Company, any Owner or any Physician Employee is a party to any compensation or other arrangement with any person relating to the provision of healthcare related services, other than arrangements with the Company.

         SECTION 3.14. ABSENCE OF CERTAIN CHANGES. Except as set forth on
Schedule 3.14 and as contemplated pursuant to Section 6.14, since the Balance Sheet Date, the Company has not

         (a) suffered a Material Adverse Effect, whether or not caused by any deliberate act or omission of the Company or any Owner;

         (b) contracted for the purchase of any capital asset having a cost in excess of $5,000 or made any single capital expenditure in excess of $5,000;

         (c) incurred any indebtedness for borrowed money (other than short-term borrowings in the ordinary course of business consistent with reasonable past practice) or issued or sold any debt securities;

         (d) incurred or discharged any material liabilities or obligations, except in the ordinary course of business consistent with reasonable past practice;

         (e) paid any amount on any indebtedness prior to the due date, forgiven or cancelled any claims or any debt in excess of $5,000 or released or waived any rights or claims, except in the ordinary course of business consistent with reasonable past practice;

         (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets (other than statutory liens arising in the ordinary course of business consistent with reasonable past practice or other liens that do not materially detract from the value or interfere with the use of such properties or assets);

         (g) suffered any damages or destruction to or loss of any assets (whether or not covered by insurance) that has resulted, or might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

         (h) acquired or disposed of any assets having an aggregate value in excess of $5,000, except in the ordinary course of business consistent with reasonable past practice or except as contemplated in this Agreement;

         (i) written up or written down the carrying value of any of its assets, other than accounts receivable in the ordinary course of business consistent with reasonable past practice;

         (j) changed the costing system or depreciation methods of accounting for its assets;

         (k) lost or terminated any employee, patient, customer or supplier that has resulted, or might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

         (l) increased the compensation of any Owner, director, officer, key employee or consultant;

         (m) increased the compensation of any employee (except for increases in the ordinary course of business consistent with reasonable past practice) or hired any new employee who, in either case, is expected to receive annualized compensation of $15,000 or more;

         (n) made any payments of cash or assets to or loaned any money or assets to any person or entity referred to in Section 3.26;

         (o) formed, or acquired or disposed of any interest in, any corporation, partnership, joint venture, limited liability company or other entity;

         (p) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock, securities or other ownership interests or any rights to acquire such capital stock, securities or other ownership interests, or agreed to change the terms and conditions of any such capital stock, securities or other ownership interests or rights;

         (q) entered into any agreement providing for total payments in excess of $5,000 in any 12 month period with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business consistent with reasonable past practice;

         (r) entered into, adopted or amended any Employee Benefit Plan, except as contemplated hereby; or

         (s) entered into any commitment or transaction, or experienced any event, that would materially interfere with its performance under this Agreement or any other agreements or document executed or to be executed pursuant to this Agreement or otherwise has resulted, or might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

         SECTION 3.15.     TITLE; LEASED ASSETS.

         (a) REAL PROPERTY. The Company does not own any interest in any real property, other than leasehold interests referred to in Schedule 3.15. The leased real property referred to in Schedule 3.15 constitutes the only real property that has been necessary for the conduct of the Company's business.

         (b) PERSONAL PROPERTY. Except as set forth in Schedule 3.15, the Company has good and marketable title to all the personal property owned by it and the Company has good and marketable title to the Assets. The Assets and the leased personal property referred to in Section 3.15(c) constitute the only personal property that has been necessary for the conduct of the Company's business. Upon consummation of the transactions contemplated hereby, AMP Subsidiary will have good and marketable title to the Assets, free and clear of all security interests, liens, claims and encumbrances, other than statutory liens and contractual liens of landlords arising in the ordinary course of business or other liens that do not materially detract from the value or interfere with the use of such properties or assets.

         (c) LEASES. A list and brief description of (i) all leases of real property and (ii) leases of personal property involving rental payments within any 12-month period in excess of $5,000, in either case to which the Company is a party, either as lessor or lessee, are set forth in Schedule 3.15. All such leases are valid and, to the knowledge of the Company, enforceable in accordance with their respective terms.

         SECTION 3.16. COMMITMENTS. Except as set forth in Schedule 3.16, the Company is not a party to nor is it bound by, nor are any of its partnership interests subject to, nor are the assets or the business of the Company bound by, whether or not in writing, any of the following (collectively, the "Commitments"):

                  (i) partnership or joint venture agreement;

                  (ii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

                  (iii) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

                  (iv) contract to purchase real property;

                  (v) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys (other than in connection with this Agreement and the transactions contemplated hereby) involving total payments within any 12-month period in excess of $5,000 and that is not terminable on 30 days' notice with or without penalty;

                  (vi) agreement relating to any matter or transaction involving more than $5,000 in the aggregate;

                  (vii) powers of attorney;

                  (viii) contracts containing noncompetition covenants;

                  (ix) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or service; or

                  (x) any other agreement or commitment not made in the ordinary course of business or that is material to the Company's business, operations, condition (financial or otherwise), results of operations or prospects.

True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have been delivered to AMP. Except as set forth in Schedule 3.16, there are no existing or asserted defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company or, to the best knowledge of the Company, any other party to a material Commitment, and no penalties have been incurred nor are amendments pending with respect to any material Commitment, except as described in Schedule 3.16. The Commitments are in full force and effect and are valid and enforceable obligations of the Company and, to the best knowledge of the Company, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company, may be made by any party thereto (other than by the Company) nor has the Company waived any rights thereunder, except as described in Schedule 3.16. Except as disclosed specifically in Schedule 3.16, (i) none of the Company or any Owner has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment, and neither the Company nor any Owner knows of any fact that would justify the exercise of such a right and (ii) none of the Company or any Owner currently contemplates, or has a reason to believe any other person currently contemplates, any amendment or change to any Commitment.

         SECTION 3.17. INSURANCE. The Company, each Owner and each Physician Employee carry property, liability, malpractice, workers' compensation and such other types of insurance pursuant to the insurance policies listed and described in Schedule 3.17 (the "Insurance Policies"). The Insurance Policies are all of the insurance policies of the Company, the Owners and the Physician Employees relating to the Company. All of the Insurance Policies are issued by insurers of recognized responsibility, and, to the best knowledge of the Company, are valid and enforceable policies. All Insurance Policies have been maintained in force without interruption up to and including the Closing Date. True, complete and correct copies of all Insurance Policies have been provided to AMP. Except as set forth in Schedule 3.17, none of the Company, any Owner or any Physician Employee has received any notice or other communication from any issuer of any Insurance Policy cancelling such policy, materially increasing any deductibles or retained amounts thereunder or materially increasing the annual or other premiums payable thereunder, and, to the actual knowledge of the Company, no such cancellation or increase of deductibles, retainages or premiums is threatened. Except as set forth on Schedule 3.17, none of the Company, any Owner or any Physician Employee has any outstanding claims, settlements or premiums owed against any Insurance Policy, and the Company, each Owner and each Physician Employee has given all notices or has presented all potential or actual claims under any Insurance Policy in a due and timely fashion. Except as set forth on Schedule 3.17, none of the Company, any Owner or any Physician Employee has filed a written application for any professional liability insurance coverage that has been denied by an insurance agency or carrier, and the Company, each Owner and each Physician Employee has been continuously insured for professional malpractice claims for at least the past seven years (or such shorter periods of time that the Company has been in existence or any Owner or Physician Employee has been licensed to practice medicine). Schedule
3.17 also sets forth a list
of all claims under any Insurance Policy in excess of $5,000 per occurrence filed by the Company, any Owner or any Physician Employee during the immediately preceding five years.

         SECTION 3.18. PROPRIETARY RIGHTS AND INFORMATION. Set forth in Schedule
3.18 is a true and correct description of the following (the "Proprietary Rights"):

         (a) all trademarks, trade-names, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents and applications therefor currently owned, in whole or in part, by the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including expiration date, if applicable); and

         (b) to its actual knowledge, all agreements relating to technology, know-how or processes that the Company is licensed or authorized to use by others (other than technology, know-how or processes generally available to other health care providers) or which it licenses or authorizes others to use. To its actual knowledge, the Company owns or has the legal right to use the Proprietary Rights, without conflicting, infringing or violating the rights of any other person. Except as disclosed in Schedule 3.18, to the actual knowledge of the Company no consent of any person will be required for the use of the Proprietary Rights by AMP Subsidiary upon consummation of the transactions contemplated hereby, and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership or for infringement by the Company of the proprietary right of any other person, and the Company does not know of any valid basis for any such claim. To its actual knowledge, the Company has the right to use, free and clear of any adverse claims or rights of others, all trade secrets, customer lists and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by it.

         SECTION 3.19.     TAXES.

         (a) FILING OF TAX RETURNS. The Company has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all material Tax Returns and reports required to be filed in the United States, any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the Taxes of the Company for the periods covered thereby.

         (b) PAYMENT OF TAXES. To the actual knowledge of the Company, except for such items as the Company may be disputing in good faith by proceedings in compliance with applicable law, which are described in Schedule 3.19(b) and are adequately accrued for, (i) the Company has paid all Taxes that have become due (including those related to employment) and has properly accrued, in accordance with generally accepted accounting principles, on its books and records for all of the same that have not yet become due and (ii) the Company is not delinquent in the payment of any Tax.

         (c) NO PENDING DEFICIENCIES, DELINQUENCIES, ASSESSMENTS OR AUDITS. Except as set forth in Schedule 3.19(c), the Company has not received any notice that any Tax deficiency or delinquency has been asserted against the Company. To the actual knowledge of the Company, there is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of the Company that could be asserted by any Taxing authority. There is no Taxing authority audit of the Company pending, or, to the actual knowledge of the Company, threatened, and the results of any completed audits are properly reflected in the Financial Statements. To the actual knowledge of the Company, the Company has not violated in any material respect any federal, state, local or foreign Tax law.

         (d) NO EXTENSION OF LIMITATION PERIOD. The Company has not granted an extension to any taxing authority of the limitation period during which any Tax liability may be assessed or collected.

         (e) ALL WITHHOLDING REQUIREMENTS SATISFIED. To the actual knowledge of the Company, all monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the respective governmental agencies.

         (f) FOREIGN PERSON. The Company is not a foreign person, as such term is referred to in Section 1445(f)(3) of the Code.

         (g) SAFE HARBOR LEASE. None of the Assets of the Company constitutes property that the Company, AMP or any Affiliate of AMP will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

         (h) TAX EXEMPT ENTITY. None of the Assets of the Company are subject to a lease to a "tax exempt entity" as such term is defined in Section 168(h)(2) of the Code.

         (i) COLLAPSIBLE CORPORATION. The Company has not at any time consented, and the Owners will not permit the Company to elect, to have the provisions of
Section 341(f)(2) of the Code apply to it.

         (j) BOYCOTTS. The Company has not at any time participated in or cooperated with any international boycott as defined in Section 999 of the Code.

         (k) PARACHUTE PAYMENTS. No payment required or contemplated to be made by the Company has been or will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

         (l) S CORPORATION. The Company [has] [has not] made an election to be taxed as an "S" corporation under Section 1362(a) of the Code.

         (m) PERSONAL SERVICE CORPORATION. The Company is not nor has it been a personal service corporation subject to the provisions of Section 269A of the Code.

         (n) PERSONAL HOLDING COMPANY. The Company is not nor has it been a personal holding company within the meaning of Section 542 of the Code.

         SECTION 3.20. COMPLIANCE WITH LAWS. To the actual knowledge of the Company, the Company, each Owner and each Physician Employee have complied in all material respects with, and are in compliance in all material respects with, all applicable laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, except where the failure to so comply or file would not, and is not reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Company, there are no existing violations by the Company, any Owner or any Physician Employee of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. To the actual knowledge of the Company, the Company, each Owner and each Physician Employee possess all materially necessary licenses, franchises, permits and governmental authorizations for the conduct of its, his or her business as now conducted, all of which are listed (with expiration dates, if applicable) in Schedule 3.20. Except as set forth in Schedule 3.20, the transactions expressly contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded by, any such licenses, franchises, permits or government authorizations, except for any such default, breach or violation that would not, and is not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Schedule 3.20, none of the Company, any Owner or any Physician Employee has received any notice from any federal, state or other governmental authority or agency having jurisdiction over its, his or her properties or activities, or any insurance or inspection body, that its, his or her operations or any of its, his or her properties, facilities, equipment or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public or quasi-public authority or body, except where failure to so comply would not, and is not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 3.21. FINDER'S FEE. Except as set forth in Schedule 3.21, none of the Company, any Owner or any of their Affiliates has incurred any obligation for any finder's, broker's, agent's or similar fee in connection with the transactions expressly contemplated hereby.

         SECTION 3.22. LITIGATION. Except as described specifically in detail in
Schedule 3.22, there are no legal actions, administrative proceedings or investigations instituted, or, to the actual knowledge of the Company, threatened, affecting or that could affect the Company, any Owner, any Physician Employee, the outstanding ownership interests in the Company, any of the assets of the Company or the operations, business, condition (financial or otherwise), results of operations or prospects of the Company which (i) if successful, could, or might reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect or (ii) could adversely affect the ability of the Company or any Owner to effect the transactions contemplated hereby. None of the Company, any Owner or any Physician Employee is (a) subject to any court or administrative order, judgment, writ, injunction or decree or
(b) in default with respect to any such order, judgment, writ, injunction or decree. The Company and the Owners have no actual knowledge of any valid basis for any such action, proceeding or investigation. Except as set forth in
Schedule 3.22, to the actual knowledge of the Company, all medical malpractice claims asserted against the Company or any of its Affiliates, general liability incidents and incident reports have been submitted on a timely basis and in the proper manner to the Company's insurer therefor. All claims made or threatened against the Company in excess of its deductible are covered under its Insurance Policies.

         SECTION 3.23. CONDITION OF FIXED ASSETS. All of the plants, structures and equipment (the "Fixed Assets") used by the Company in its business are in good condition and repair, subject to normal wear and tear, and conform in all material respects with all applicable ordinances, regulations and other laws, and the Company and the Owners have no actual knowledge of any material latent defects therein.

         SECTION 3.24. DISTRIBUTIONS AND REPURCHASES. Except as described in
Schedule 3.24, no distribution, payment or dividend of any kind has been declared or paid by the Company on any of its ownership interests since the Balance Sheet Date. No repurchase of any of the Company's ownership interests has been approved or effected or is pending or contemplated by the Board of Directors of the Company.

         SECTION 3.25. BANKING RELATIONS. Set forth in Schedule 3.25 is a complete and accurate list of all borrowing and investing arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

         SECTION 3.26. INTERESTED PERSONS; AFFILIATIONS. Except as set forth in
Schedule 3.26, no Owner, Physician Employee, officer, employee or director of the Company, or any of their respective spouses, children or Affiliates, owns, directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with or serves as an officer or director of any customer or supplier of the Company or any organization that has a contract or arrangement with the Company. Except as set forth in Schedule 3.26, none of the Company, any of its directors, officers, employees or consultants, any Owner, any Physician Employee or any Affiliate of any such person is, or within the last five years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement, with any physician, hospital, pharmacy, home health agency or other person that is in a position to make or influence referrals to, or otherwise generate business for, the Company.

         SECTION 3.27.     ENVIRONMENTAL MATTERS.

         (a) ENVIRONMENTAL LAWS. To the actual knowledge of the Company, neither the Company nor any of its assets is currently in violation of, or subject to any existing, pending or, to the actual knowledge of the Company, threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any Environmental Law.

         (b) PERMITS. To its actual knowledge, the Company is not required to obtain, by reason of any Environmental Law, any permits, licenses or similar authorizations to occupy, operate or use any buildings, improvements, fixtures or equipment owned or leased by the Company.

         (c) SUPERFUND LIST. None of the assets owned or leased by the Company are on any federal or state "Superfund" list or subject to any environmentally related liens.

         SECTION 3.28. CERTAIN PAYMENTS. None of the Company, any director, officer or employee of the Company, any Owner by his or her own act or any of their respective Affiliates has paid, caused to be paid or received, directly or indirectly:

         (a) to or from any government or agency thereof or any agent of any supplier or customer, any bribe, kick-back or other similar payment; or

         (b) any contribution to any political party or candidate, other than from personal funds not reimbursed by their respective employers or as otherwise permitted by applicable law.

         SECTION 3.29. MEDICAL WASTE. To the actual knowledge of the Company, with respect to the generation, transportation, treatment, storage, disposal or other handling of Medical Waste, the Company has complied with all Medical Waste Laws.

         SECTION 3.30. MEDICARE AND MEDICAID PROGRAMS. The Company, each Owner and each Physician Employee are qualified for participation in the Medicare and Medicaid programs and are parties to provider agreements for such programs that are in full force and effect with no events of default having occurred thereunder. To its actual knowledge, the Company, each Owner and each Physician Employee have timely filed all claims or other reports required to be filed prior to the Effective Date with respect to the purchase of services by third-party payors ("Payors"), including but not limited to Medicare and Medicaid programs. To the actual knowledge of the Company, all such claims or reports are complete and accurate in all material respects. The Company, each Owner and each Physician Employee has paid or has properly recorded on the Financial Statements all actually known and undisputed refunds, discounts or adjustments that have become due pursuant to such claims, and none of the Company, any Owner or any Physician Employee has any material liability to any Payor with respect thereto, except as has been reserved for in the Balance Sheet. There are no pending appeals, overpayment determinations, adjustments, challenges, audits, litigation or notices of intent to reopen Medicare and/or Medicaid claims determinations or other reports required to be filed by the Company, any Owner or any Physician Employee in order to be paid by a Payor for services rendered. None of the Company, any of its directors, officers, employees, consultants or

Owners or any of their respective Affiliates has been convicted of, or pled guilty or nolo contendere to, patient abuse or neglect or any other Medicare or Medicaid program-related offense. None of the Company or any of its directors, officers, Owners or, to the best of the Company's actual knowledge, its employees, consultants or any of the aforesaid persons' respective Affiliates has committed any offense that may serve as the basis for the Company's suspension or exclusion from the Medicare and Medicaid programs, including, but not limited to, defrauding a government program, loss of a license to provide health care services or failure to provide quality care.

         SECTION 3.31. FRAUD AND ABUSE. The Company, the Owners, the Physician Employees and all other persons and entities providing professional services for or on behalf of the Company, to their actual knowledge, have not engaged in any activities that are prohibited under 42 U.S.C. ss.ss. 1320a-7, 7a or 7b or 42 U.S.C. ss. 1395nn (subject to the exceptions set forth in such legislation) or the regulations promulgated thereunder or pursuant to similar state or local statutes or regulations or that are prohibited by rules of professional conduct, including, but not limited to, the following:

         (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

         (b) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment;

         (c) failure to disclose knowledge by a Medicare or Medicaid claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on their own behalf or on behalf of another with intent to fraudulently secure such benefit or payment;

         (d) knowingly and willfully offering, paying or soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or (ii) in return for purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid; or

         (e) referring a patient for designated health services (as defined in 42 U.S.C. ss. 1395nn) to or providing designated health services to a patient upon a referral from an entity or person with which the physician or an immediate family member has a financial relationship and to which no exception under 42 U.S.C. ss. 1395nn applies.

         SECTION 3.32. PAYORS. Schedule 3.32 sets forth a true, correct and complete list of the names and addresses of each Payor, including any private pay patient as a single payor, of the Company's services that accounted for more than 5% of the aggregate revenues of the Company in the five previous fiscal years. Except as set forth in Section 3.32, the Company has good relations with such Payors, and none of such Payors has notified the Company that it intends to discontinue its relationship with the Company or to deny any claims submitted to such Payor for payment.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE OWNERS

         Each of the Owners (in proportion to each such Owner's respective ownership of the Company), severally, represents and warrants to AMP and AMP Subsidiary that the following are true and correct as of the Closing Date:

         SECTION 4.1. VALIDITY; OWNER'S CAPACITY. This Agreement and each other agreement contemplated hereby has been or will be, as the case may be, as of the Closing Date duly executed and delivered by the Owner and constitute or will constitute, as the case may be, legal, valid and binding obligations of the Owner, enforceable against the Owner in accordance with their respective terms. The Owner has legal capacity to enter into and perform this Agreement and the other such agreements to which the Owners are a party.

         SECTION 4.2. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements of the Owner contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a violation or breach of the terms, conditions or provisions of or constitute a default under any agreement, indenture or other instrument by which any Owner is bound or to which any of the ownership interests in the Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the ownership interests in the Company or (b) to the actual knowledge of each Owner, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body.

         SECTION 4.3. PERSONAL HOLDING COMPANIES; CONTROL OF RELATED BUSINESSES. The Owner owns no ownership interests in the Company, directly or indirectly, beneficially or of record, through a personal holding company. Except as set forth in Schedule 4.3, the Owner controls no other business that is in the same or similar line of business as the Company or that has or is engaged in a transaction with the Company.

         SECTION 4.4. TRANSFERS OF OWNERSHIP INTERESTS. Set forth in Schedule
4.4 is a list of all transfers or other transactions involving ownership interests in the Company. All such transfers by the Owner were made for valid business reasons and not in anticipation or contemplation of the consummation of the transactions contemplated by this Agreement.

         SECTION 4.5. ACCREDITED INVESTOR STATUS. Except as set forth in
Schedule 4.5, Owner is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

         SECTION 4.6. CONSENTS. Except as specifically disclosed pursuant to
Article III, no consent, authorization or approval of any person is required to authorize, or is required in connection with, the Owner's execution, delivery and performance of this Agreement or the agreements contemplated hereby.

         SECTION 4.7. CERTAIN PAYMENTS. Owner has not paid, caused to be paid or received, directly or indirectly, in connection with the business of the
Company:

         (a) to or from any government or agency thereof or any agent of any supplier or customer, any bribe, kick-back or similar payment; or

         (b) any contribution to any political party or candidate, other than from personal funds not reimbursed by the Company or as otherwise permitted by applicable law.

         SECTION 4.8. FINDER'S FEE. Except as set forth in Schedule 4.8, Owner has not incurred any obligation for any finder's, broker's, agent's or similar fee in connection with the transactions contemplated hereby.

         SECTION 4.9. INTERESTED PERSONS; AFFILIATIONS. Except as set forth in
Schedule 4.9, no Owner and no Owner's spouse, children or Affiliates owns, directly or indirectly, on an individual or joint basis, any interest in, has a compensation or other financial arrangement with or serves as an officer or director of, any customer or supplier of the Company or any organization that has a contract or arrangement with the Company. No Owner or any of such Owner's Affiliates is, or within the last five years was, a party to any contract, lease, agreement or arrangement, including, but not limited to, any joint venture or consulting agreement, with any physician, hospital, pharmacy, home health agency or other person that is in a position to make or influence referrals to, or otherwise generate business for, the Company.

         SECTION 4.10. INVESTMENTS IN COMPETITORS. Except as disclosed in
Schedule 4.10, Owner does not own, directly or indirectly, any interests or has any investment in any person that is a competitor of the Company.

         SECTION 4.11. DISPOSITION OF AMP SHARES. No Owner presently intends to dispose of any shares of AMP Common Stock received pursuant hereto or is a party to any plan, arrangement or agreement for the disposition of such shares, other than this Agreement and the Registration Rights Agreement.

                                    ARTICLE V

            REPRESENTATIONS AND WARRANTIES OF AMP AND AMP SUBSIDIARY

         AMP and AMP Subsidiary each represent and warrant to the Company and the Owners that the following are true and correct as of the Closing Date:

         SECTION 5.1. ORGANIZATION AND GOOD STANDING. AMP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Prior to the Closing, neither AMP nor AMP Subsidiary will have had any operations, other than in connection with its formation and capitalization and the transactions contemplated by this Agreement and the Other Agreements.

         SECTION 5.2. CAPITALIZATION OF AMP. The authorized and outstanding capital stock of AMP are as disclosed in the Registration Statement.

         SECTION 5.3. CAPITALIZATION OF AMP SUBSIDIARY. AMP owns all of the outstanding capital stock of AMP Subsidiary. AMP Subsidiary does not have any bonds, debentures, notes or other obligations the holders of which will have the right to vote (or will be convertible into or exercisable for securities having the right to vote) with the stockholders of AMP Subsidiary on any matter. There exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, any of the authorized or outstanding securities of AMP Subsidiary, and no option, warrant, call, conversion right or commitment of any kind will exist that obligates AMP Subsidiary to issue any of its authorized but unissued capital stock. AMP Subsidiary has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay a dividend or make any distribution in respect thereof. No stockholder of AMP Subsidiary has granted options or other rights to purchase any shares of AMP Subsidiary Common Stock from such stockholder.

         SECTION 5.4. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by AMP and AMP Subsidiary of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by AMP and AMP Subsidiary. This Agreement and each other agreement contemplated hereby to be executed by AMP and AMP Subsidiary have been or will be, as the case may be, as of the Closing Date duly executed and delivered by AMP and AMP Subsidiary and constitute or will constitute, as the case may be, legal, valid and binding obligations of AMP and AMP Subsidiary.

         SECTION 5.5. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, result in a violation or breach of the terms, conditions and provisions of or constitute a default under the Certificate of Incorporation or Bylaws of AMP or AMP Subsidiary or any agreement, indenture or other instrument by which AMP or AMP Subsidiary is or will be, as of the Closing, bound or (b) except as would not, individually or in the aggregate, have a material adverse effect on the business, operations, condition (financial or otherwise) or results of operations of AMP or AMP Subsidiary, violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over AMP or AMP Subsidiary or the properties or assets of AMP or AMP Subsidiary.

         SECTION 5.6. FINDER'S FEE. To their actual knowledge, neither AMP nor AMP Subsidiary has incurred any obligation for any finder's, broker's, agent's or similar fee in connection with the transactions contemplated hereby.

         SECTION 5.7. CAPITAL STOCK. The issuance and delivery by AMP of shares of AMP Common Stock in connection with the Acquisition will be duly and validly authorized by all necessary corporate action on the part of AMP. The shares of AMP Common Stock to be issued in connection with the Acquisition, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will not have been issued in violation of any preemptive rights, rights of first refusal or similar rights of any AMP stockholders.

         SECTION 5.8. CONSENTS. Except as have been obtained or as may be required by the exchange or automated quotation system on which the AMP Common Stock may be listed or under the applicable state Business Corporation Act, the Exchange Act, the Securities Act or state securities laws, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender, any lessor or any other person is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of AMP or AMP Subsidiary.

         SECTION 5.9. LIABILITIES AND OBLIGATIONS. To the actual knowledge of AMP, the Registration Statement will reflect material liabilities of AMP, except for liabilities or obligations incurred in the ordinary course of business consistent with reasonable past practice. To its actual knowledge, AMP is not liable upon or with respect to, or obligated in any other way to provide a material amount of funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person, corporation, association, partnership, joint venture, trust or other entity, and AMP does not know of any valid basis for the assertion of any claims or liabilities of any nature or in any amount.

         SECTION 5.10. EMPLOYEE BENEFIT PLANS. Schedule 5.10 contains a complete and accurate list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by AMP or to which AMP contributes on behalf of its employees and all employee benefit plans previously sponsored or contributed to on behalf of its employees within the five years preceding the date hereof (the "AMP Employee Benefit Plans").

         SECTION 5.11.     TAXES.

         (a) FILING OF TAX RETURNS. To its actual knowledge, AMP has duly and timely filed (in accordance with any extensions duly granted by the appropriate governmental agency, if applicable) with the appropriate governmental agencies all material Tax Returns and reports required to be filed in the United States, any state or any political subdivision thereof or any foreign jurisdiction. All such Tax Returns or reports are complete and accurate in all material respects and properly reflect the Taxes of AMP for the periods covered thereby.

         (b) PAYMENT OF TAXES. To its actual knowledge, except for such items as AMP may be disputing in good faith by proceedings in compliance with applicable law, (i) AMP has paid all Taxes, penalties, assessments and interest that have become due with respect to any Tax Return that it has filed (including those related to employment) and has properly accrued on its books and records for all of the same that have not yet become due and (ii) AMP is not delinquent in the payment of any Tax, assessment or governmental charge.

         (c) NO PENDING DEFICIENCIES, DELINQUENCIES, ASSESSMENTS OR AUDITS. To its actual knowledge, AMP has not received any notice that any Tax deficiency or delinquency has been asserted against AMP. There is no unpaid assessment, proposal for additional Taxes, deficiency or delinquency in the payment of any of the Taxes of AMP that could be asserted by any Taxing authority. There is no Taxing authority audit of AMP pending, or, to the actual knowledge of AMP, threatened, and the results of any completed audits are properly reflected in the Financial Statements. AMP has not violated in any material respect any federal, state, local or foreign Tax law.

         (d) NO EXTENSION OF LIMITATION PERIOD. AMP has not granted an extension to any taxing authority of the limitation period during which any Tax liability may be assessed or collected.

         SECTION 5.12. COMPLIANCE WITH LAWS. Except as disclosed in the Registration Statement and to the actual knowledge of AMP, AMP and its predecessors have complied in all material respects with, and are in compliance in all material respects with, all applicable laws, regulations (including applicable state and federal securities laws) and licensing requirements and has filed with the proper authorities all necessary statements and reports, except where the failure to so comply or file would not, and is not reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. There are no existing violations by AMP of any federal, state or local law or regulation that could, individually or in the aggregate, result in a Material Adverse Effect. To its actual knowledge, AMP has not received any notice from any federal, state or other governmental authority or agency having jurisdiction over its, his or her properties or activities, or any insurance or inspection body, that its, his or her operations or any of its, his or her properties, facilities, equipment or business practices fail to comply with any applicable law, ordinance, regulation, building or zoning law or requirement of any public or quasi-public authority or body, except where failure to so comply would not, and is not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

         SECTION 5.13. LITIGATION. Except as disclosed in the Registration Statement and to the actual knowledge of AMP, there are no material legal actions, administrative proceedings or investigations instituted, or, to the actual knowledge of AMP, threatened, against AMP. AMP is not (a) subject to any material court or administrative order, judgment, writ, injunction or decree or
(b) in default with respect to any such order, judgment, writ, injunction or decree. AMP has no actual knowledge of any valid basis for any such material action, proceeding or investigation. To the actual knowledge of AMP, all material claims asserted against AMP, general liability incidents and incident reports have been submitted on a timely basis and in the proper manner to AMP's insurer therefor. To AMP's knowledge, all material claims made or threatened against AMP in excess of its deductible would be covered under insurance policies.

                                   ARTICLE VI

                     COVENANTS OF THE COMPANY AND THE OWNERS

         The Company and the Owners (in proportion to each such Owner's respective ownership of the Company) agree that between the date hereof and the
Closing:

         SECTION 6.1. CONSUMMATION OF AGREEMENT. The Company and the Owners will use their commercially reasonable best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

         SECTION 6.2. BUSINESS OPERATIONS. The Company will operate its business in the ordinary course. The Company and the Owners will use their commercially reasonable best efforts to preserve the businesses of the Company intact. Neither the Company nor any Owners will knowingly take any action that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule 6.2, the Company will use its commercially reasonable best efforts to preserve intact its relationships with Payors, referral sources, customers, suppliers, patients, employees and others having significant business relations with it, unless doing so would impair its goodwill or, individually or in the aggregate, result in a Material Adverse Effect. The Company will collect its receivables and pay its trade payables in the ordinary course of business consistent with reasonable past practice. On or before the Closing Date, immediately prior to Closing, the Company will not knowingly be engaged in the practice of medicine and will not knowingly provide medical services.

         SECTION 6.3. ACCESS. The Company and the Owners will, at reasonable times during normal business hours and on reasonable notice, permit AMP and its authorized representatives reasonable access to, and make available for inspection, all of the assets and business of the Company, including its employees, and permit AMP and its authorized representatives to inspect and make copies of all documents, records (other than confidential portions of patient medical records) and information with respect to the affairs of the Company as AMP and its representatives may reasonably request, all for the sole purpose of permitting AMP to become familiar with the businesses and assets and liabilities of the Company.

         SECTION 6.4. TAX RETURNS. AMP will have the right to review the tax returns of the Company after the tax return has been filed.

         SECTION 6.5. NOTIFICATION OF CERTAIN MATTERS. The Company and the Owners will promptly inform AMP in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company or any Owner subsequent to the date of this Agreement and prior to Closing under any Commitment material to the Company's condition (financial or otherwise), operations, assets, liabilities, business or prospects and to which it is subject, (b) any event or information that would cause the Company or any Owner to believe reasonably that any of their respective representations and warranties under this Agreement to be untrue or (c) any material adverse change in the Company's condition (financial or otherwise), operations, assets, liabilities, business or prospects.

         SECTION 6.6. APPROVALS OF THIRD PARTIES. The Company and the Owners will use their commercially reasonable best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including, without limitation, all necessary approvals and consents required under any real property and personal property leases.

         SECTION 6.7. EMPLOYEE MATTERS. Except as set forth in Schedule 6.7 or as otherwise specifically contemplated by this Agreement, the Company will not, without the prior written approval of AMP, which approval shall not be delayed or unreasonably withheld, except as required by law:

         (a) increase the Cash Compensation of any Owner or other employee of the Company;

         (b) adopt, amend or terminate any Compensation Plan;

         (c) adopt, amend or terminate any Employment Agreement;

         (d) adopt, amend or terminate any Employee Policies and Procedures;

         (e) adopt, amend or terminate any Employee Benefit Plan;

         (f) take any action that could deplete the assets of any Employee Benefit Plan, other than payment of benefits in the ordinary course to participants and beneficiaries;

         (g) fail to pay any premium or contribution due or with respect to any Employee Benefit Plan;

         (h) fail to file any return or report with respect to any Employee Benefit Plan;

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
         (i) institute, settle or dismiss any employment litigation, except as could not, individually or in the aggregate, result in a Material Adverse Effect;

         (j) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

         (k) take or fail to take any action with respect to any past or present employee of the Company that would, individually or in the aggregate, result in a Material Adverse Effect.

         SECTION 6.8. CONTRACTS. Except with AMP's prior written consent, which consent shall not be delayed or unreasonably withheld, the Company will not assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale that is material to the Company's business nor will it waive any material right or cancel any material contract, debt or claim.

         SECTION 6.9. CAPITAL ASSETS; PAYMENTS OF LIABILITIES. The Company will not, without the prior written approval of AMP (a) acquire or dispose of any capital asset having a fair market value of $5,000 or more or acquire or dispose of any capital asset outside of the ordinary course of business or (b) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability, other than (i) liabilities and obligations reflected in the Financial Statements or (ii) current liabilities and obligations incurred in the usual and ordinary course of business since the Balance Sheet Date and, in either case (i) or (ii) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred.

         SECTION 6.10. MORTGAGES, LIENS AND GUARANTIES. The Company will not, without the prior written approval of AMP, which consent shall not be delayed or unreasonably withheld, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets (other than statutory liens and contractual liens of landlords arising in the ordinary course of business and other liens that do not materially detract from the value or interfere with the use of such assets), whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of enforcement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any person.

         SECTION 6.11. ACQUISITION PROPOSALS. From the date of this Agreement through November 1, 1997 (a) no Owner nor the Company nor any of their respective officers, directors or partners will, and the Owners and the Company will direct and use their best efforts to cause the Company's employees, agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets, any equity securities or partnership interests of the Company (any such proposal or offer being hereinafter referred to as an

"Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (b) each Owner and the Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and each will take the necessary steps to inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section; and (c) the Owners and the Company will notify AMP immediately if any such inquiries or proposals are received by, any such information is requested from or any such negotiations or discussions are sought to be initiated or continued with the Company or any Owner.

         SECTION 6.12. DISTRIBUTIONS AND REPURCHASES. Except as set forth on
Schedule 6.12, no distribution, payment or dividend of any kind will be declared or paid by the Company in respect of its partnership interests, nor will any repurchase of any partnership interests of the Company be approved or effected.

         SECTION 6.13. REQUIREMENTS TO EFFECT ACQUISITION. The Company and the Owners will use their best efforts to take, or cause to be taken, all actions necessary to effect the Acquisition under applicable law, including, without limitation, the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

         SECTION 6.14. FORMATION OF THE GROUP PRACTICE. The Owners, together with other Doctors of Podiatric Medicine, will form and organize a group practice (the "Group Practice"), which will be a professional limited liability company whose operating agreement and other constitutive documents will be in form and substance satisfactory to AMP. On the Closing Date, immediately prior to Closing, the Company will transfer to the Owners all of the Company's right, title and interest in and to, and obligations under, the Employee Benefit Plans. On the Closing Date, immediately prior to Closing, the Company will transfer to the Owners all contracts, agreements and other assets listed on Schedule 6.14 (to be delivered by the Company and the Owners prior to Closing, which schedule will be subject to the approval of AMP, which approval shall not be unreasonably withheld) which by law cannot be acquired by AMP Subsidiary because they relate to the practice of medicine or podiatry, and the Owners will immediately contribute such assets listed on Schedule 6.14 to the Group Practice, together with such other assets as may be legally required, in exchange for the issuance of all of the membership interests in the Group Practice. The Owners will not permit the Group Practice to commence business until the Closing Date.

         SECTION 6.15. ACCESS. The Company and the Owners will, at reasonable times during normal business hours and on reasonable notice, permit AMP and its authorized representatives reasonable access to, and make available for inspection, all of the assets and records of the Group Practice, including tax returns and related information, and permit AMP and its authorized representatives to inspect and make copies of all such documents, records (other than confidential portions of patient medical records) and information with respect to the affairs of the Group Practice as AMP and its representatives may request.

         SECTION 6.16. LICENSES AND PERMITS. The Company and the Owners will use their best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable, to provide the services of the Group Practice, the Owners and the Physician Employees contemplated by the Management Agreement, the Physician Engagement Agreements and the Physician Employment Agreements and to conduct the intended business of the Group Practice.

         SECTION 6.17. PHYSICIAN EMPLOYMENT AGREEMENTS. The Company and the Owners will use their commercially reasonable best efforts to cause, at or immediately prior to Closing, each Physician Employee (i) to terminate his or her employment agreement, if any, with the Company by mutual consent without any liability therefor on the part of the Company and (ii) to enter into a Physician Employment Agreement with the Group Practice.

         SECTION 6.18. DELIVERY OF SCHEDULES. The Company and the Owners will deliver to AMP all schedules required to be delivered by them prior to the Closing.

                                   ARTICLE VII

                       COVENANTS OF AMP AND AMP SUBSIDIARY

         AMP and AMP Subsidiary agree that between the date hereof and the
Closing:

         SECTION 7.1. CONSUMMATION OF AGREEMENT. AMP will use its commercially reasonable efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions and take all corporate and other action necessary to approve the Acquisition.

         SECTION 7.2. REQUIREMENTS TO EFFECT ACQUISITION. AMP will use its best efforts to take, or cause to be taken, all actions necessary to effect the Acquisition under applicable law, including, without limitation, the filing with the appropriate government officials of all necessary documents in form approved by counsel for the parties to this Agreement.

         SECTION 7.3. NOTIFICATION OF CERTAIN MATTERS. AMP will promptly inform the Company and the Owners in writing of any material adverse change in AMP's prospects, proposed public offering, condition (financial or otherwise), operations, assets, liabilities or business or (b) any event or information that would cause AMP to believe reasonably that any of its respective representations and warranties under this Agreement to be untrue.

         SECTION 7.4. APPROVALS OF THIRD PARTIES. AMP will use its best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby.

         SECTION 7.5. STOCK OPTION PLAN FOR ADVISORS AND CONSULTANTS. Prior to Closing, AMP will adopt a non-statutory stock option plan for the benefit of advisors and consultants to AMP (the "Advisors Plan"). Physician Employees who agree to and serve as advisors or consultants to AMP may be eligible to receive non-statutory options under the Advisors Plan.

         SECTION 7.6. LICENSES AND PERMITS. AMP will use its best efforts to obtain all licenses, permits, approvals or other authorizations required under any law, statute, rule, regulation or ordinance, or otherwise necessary or desirable, to consummate the transactions or provide the services contemplated by the Management Agreement and to conduct the intended businesses of AMP and AMP Subsidiary.

         SECTION 7.7. DELIVERY OF SCHEDULES. AMP will deliver to the Company and the Owners all schedules required to be delivered by it prior to the Closing.

         SECTION 7.8. PROFESSIONAL LIABILITY INSURANCE. AMP will use commercially reasonable methods to obtain for each Physician professional liability insurance with a benefit date retroactive to the Closing Date ("Nose Coverage").

                                  ARTICLE VIII

                  COVENANTS OF AMP, THE COMPANY AND THE OWNERS

         AMP, the Company and the Owners agree as follows:

         SECTION 8.1.      FILINGS; OTHER ACTION.

         (a) AMP will promptly prepare and file with the SEC the Registration Statement on Form S-1 (or other appropriate Form) to be filed by AMP in connection with its Initial Public Offering (including the prospectus constituting a part thereof, the "Registration Statement"). AMP will obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. The Company and the Owners will cooperate as may be reasonably requested in connection with any such action.

         (b) Each of the Company, each Owner and AMP represents and warrants that none of the documents supplied or to be supplied by it for inclusion in the Registration Statement, by exhibit or otherwise, will, at the time the Registration Statement and each amendment and supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of circumstances under which they were made, not misleading.

         (c) The Company will, upon request, furnish AMP with all information concerning itself, its subsidiaries, directors, officers, partners and stockholders and such other matters as may be reasonably requested by AMP in connection with the preparation of the Registration Statement and each amendment or supplement thereto, or any other statement, filing, notice or application made by or on behalf of each such party or any of its subsidiaries to any governmental entity in connection with the Acquisition and the other transactions contemplated by this Agreement.

         SECTION 8.2. AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party will have the continuing obligation until the Closing to supplement or amend promptly the Schedules with respect to any matter that would have been or would be required to be set forth or described in the Schedules in order to not materially breach any representation, warranty or covenant of such party contained herein; provided, that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to the Company may be made unless AMP consents to such amendment or supplement, and no amendment or supplement to a Schedule that constitutes or reflects a material adverse change to AMP may be made unless the Company and the Owners consent to such amendment or supplement. For all purposes of this Agreement, including, without limitation, for purposes of determining whether the conditions set forth herein have been fulfilled, the Schedules hereto will be deemed to be the Schedules as amended or supplemented with consent pursuant to this Section.

         SECTION 8.3. PRORATION OF COSTS AND RENTS. All rents, personal property taxes and other sums actually paid under the lease agreements between the Company and its lessors pertaining to the Assets and all expenses and costs related to the Assets for the month of Closing will be prorated as of the Closing Date.

         SECTION 8.4. MANAGEMENT AGREEMENT. At Closing, the Owners, on behalf of and as members of the Group Practice, agree to cause the Group Practice to enter into the Management Agreement with AMP.

         SECTION 8.5. PHYSICIAN ENGAGEMENT AGREEMENTS. At or immediately prior to Closing, each Owner will terminate his or her employment agreement, if any, with the Company by mutual consent without any liability on the part of the Company therefor and will enter into his or her Physician Engagement Agreement with the Group Practice.

                                   ARTICLE IX

                           CONDITIONS PRECEDENT OF AMP

         Except as may be waived in writing by AMP, or if this Agreement is terminated pursuant to Article XIV, the obligations of AMP hereunder are subject to the fulfillment at or prior to the Effective Date of each of the following conditions:

         SECTION 9.1. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency will have been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         SECTION 9.2. NO MATERIAL ADVERSE EFFECT. No Material Adverse Effect will have occurred, whether or not such effect shall have been caused by the deliberate act or omission of the Company or any Owner.

         SECTION 9.3. GOVERNMENT APPROVALS AND REQUIRED CONSENTS. The Company, the Owners, the Group Practice and AMP will have obtained all necessary government and other third-party approvals and consents.

         SECTION 9.4. SECURITIES APPROVALS. The Registration Statement will have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC. At or prior to the Effective Date, AMP will have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. The AMP Common Stock will have been approved for listing on The Nasdaq Stock Market, subject only to official notification of issuance.

         SECTION 9.5. CLOSING DELIVERIES. AMP will have received all documents and agreements, duly executed and delivered in form satisfactory to AMP, referred to in Section 11.1.

         SECTION 9.6. CHARTER AMENDMENT. The Company will have amended its charter or other constitutive documents so that the Company is no longer a "professional" corporation or other such "professional" legal entity.

                                    ARTICLE X

               CONDITIONS PRECEDENT OF THE COMPANY AND THE OWNERS

         Except as may be waived in writing by the Company and the Owners, or if this Agreement is terminated pursuant to Article XIV, the obligations of the Company and the

Owners hereunder are subject to fulfillment at or prior to the Effective Date of each of the following conditions:

         SECTION 10.1. PROCEEDINGS. No action, proceeding or order by any court or governmental body or agency will have been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

         SECTION 10.2. GOVERNMENT APPROVALS AND REQUIRED CONSENTS. The Company, the Owners, the Group Practice and AMP will have obtained all necessary government and other third-party approvals and consents.

         SECTION 10.3. SECURITIES APPROVALS. The Registration Statement will have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings for that purpose will have been initiated or threatened by the SEC. At or prior to the Effective Date, AMP will have received all state securities and "Blue Sky" permits necessary to consummate the transactions contemplated hereby. At or prior to the Effective Date, the AMP Common Stock will have been approved for listing on The Nasdaq Stock Market, subject only to official notification of issuance.

                                   ARTICLE XI

                               CLOSING DELIVERIES

         SECTION 11.1. DELIVERIES OF THE COMPANY AND THE OWNERS. At or prior to the Effective Date, the Company and the Owners will deliver to AMP c/o Baker & Hostetler LLP, counsel to AMP, the following, all of which will be in a form satisfactory to AMP and will be held by Baker & Hostetler in escrow pending Closing, pursuant to an escrow agreement in form and substance mutually acceptable to the parties hereto:

         (a) a copy of resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, certified by the Secretary of the Company as being true and correct copies of the originals thereof subject to no modification or amendment;

         (b) a copy of resolutions or other consents of the Owners as members of the Group Practice authorizing the execution, delivery and performance of the Management Agreement, the Physician Engagement Agreements and the Physician Employment Agreements, each certified by the Secretary of the Group Practice as being true and correct copies of the originals thereof subject to no modifications or amendments;

         (c) a certificate of the President of the Company and each Owner, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and the Owners contained herein on and as of the Effective Date;

         (d) a certificate of the President or Managing Partner, as the case may be, of the Company and each Owner, dated the Closing Date, (i) as to the performance of and compliance in all material respects by the Company and the Owners with all covenants contained herein on and as of the Effective Date and
(ii) certifying that all conditions precedent of the Company and the Owners to the Closing Date have been satisfied;

         (e) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at Closing on behalf of the Company;

         (f) a certificate of the Group Practice certifying as to the incumbency of the members of the Group Practice and as to the signatures of such members who have executed documents delivered at the Closing on behalf of the Group Practice;

         (g) a certificate, dated within five days prior to the Effective Date, of the Secretary of State of the respective states of organization of the Company and the Group Practice establishing that such corporation or partnership is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of organization;

         (h) certificates, dated within five days prior to the Effective Date, of the Secretaries of State of the states in which the Company or the Group Practice is qualified to do business, to the effect that such corporation or partnership is qualified to do business and, if applicable, is in good standing as foreign corporation or partnership, as the case may be, in each of such states;

         (i) an opinion of counsel to the Company and the Owners, dated as of the Effective Date, pursuant to Section 9.3;

         (j) all authorizations, consents, approvals, permits and licenses referenced in Section 3.8;

         (k) the resignations of the partners of the Company as requested by AMP;

         (l) the executed Management Services Agreement in substantially the form attached hereto as Exhibit 11.1(l) (the "Management Agreement");

         (m) an executed Physician Engagement Agreement between the Group Practice and each Owner in substantially the form attached hereto as Exhibit 11.1(m) (the "Physician Engagement Agreements");

         (n) an executed Physician Employment Agreement between the Group Practice and each Physician Employee in substantially the form attached hereto as Exhibit 11.1(n) (the "Physician Employment Agreements");

         (o) an executed Registration Rights Agreement among AMP, the Owners and the Company in substantially the form attached hereto as Exhibit 13.1(o) (the "Registration Rights Agreement");

         (p) a nonforeign affidavit, as such affidavit is referred to in Section 1445(b)(2) of the Code, of each Owner, signed under a penalty of perjury and dated as of the Closing Date, to the effect that such Owner is a United States citizen or a resident alien (and thus not a foreign person) and providing such Owner's United States taxpayer identification number;

         (q) an executed Bill of Sale conveying the Assets to AMP Subsidiary in substantially the form attached hereto as Exhibit 11.1(q);

         (r) an executed Assignment and Assumption Agreement in the form attached hereto as Exhibit 11.1(r) with respect to the Assumed Liabilities (the "Assignment and Assumption Agreement");

         (s) an assignment to AMP or AMP Subsidiary of each lease for real property, in form and substance satisfactory to AMP (the "Lease Assignments"); and

         (t) such other instrument or instruments as may be necessary or appropriate, as AMP or its counsel will reasonably request, to carry out and effect the purpose and intent of this Agreement.

         SECTION 11.2. DELIVERIES OF AMP. At or prior to the Effective Date, AMP will deliver to the Company and the Owners c/o Baker & Hostetler LLP, counsel to AMP, the following, all of which will be in a form satisfactory to the Company and the Owners and will be held by Baker & Hostetler in escrow pending Closing, pursuant to an escrow agreement in form and substance mutually acceptable to the parties hereto:

         (a) a copy of the resolution of the Board of Directors of AMP authorizing the execution, delivery and performance of this Agreement, and all related documents and agreements, certified by AMP's Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

         (b) a copy of resolutions of the Board of Directors of AMP authorizing the execution, delivery and performance of the Management Agreement, certified by the Secretary of AMP as being true correct copies of the originals thereof subject to no modification or amendments;

         (c) a certificate of an officer of AMP dated the Closing Date as to the truth and correctness of the representations and warranties of AMP contained herein on and as of the Effective Date;

         (d) a certificate of an officer of AMP dated the Closing Date (i) as to the performance and compliance by AMP with all covenants contained herein on and as of the Effective Date and (ii) certifying that all conditions precedent of AMP to the Closing have been satisfied;

         (e) a certificate of the Secretary of AMP certifying as to the incumbency of the officers of AMP who have executed documents delivered at the Closing on behalf of AMP;

         (f) a certificate, dated within five days prior to the Effective Date, of the Secretary of State of the respective states of incorporation of AMP and AMP Subsidiary establishing that such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in its state of incorporation;

         (g) certificates, dated within five days prior to the Effective Date, of the Secretaries of State of the states in which AMP is qualified to do business, to the effect that AMP is qualified to do business and, if applicable, is in good standing as a foreign corporation in such state;

         (h) an opinion of Baker & Hostetler, counsel to AMP, dated as of the Effective Date, pursuant to Section 10.3;

         (i) the executed Management Agreement;

         (j) the executed Registration Rights Agreement;

         (k) the Acquisition Consideration in accordance with Article II and Annex I hereof;

         (l) the executed Assignment and Assumption Agreement;

         (m) the executed Lease Assignments; and

         (n) such other instrument or instruments as may be necessary or appropriate, as the Company, the Owners or their counsel may reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                   ARTICLE XII

                              POST CLOSING MATTERS

         SECTION 12.1. FURTHER INSTRUMENTS OF TRANSFER. Following the Closing, at the request of AMP, the Owners and the Company will deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to carry out the purpose and intent of this Agreement.

         SECTION 12.2.     ACQUISITION TAX COVENANT.

         (a) The parties intend that the Acquisition, together with the transactions contemplated by Other Agreements, will qualify as a transfer of assets pursuant to the requirements of Section 351 of the Code (a "Transfer").

         (b) Both prior to and after the Closing, all books and records shall be maintained, and all Tax Returns and schedules thereto shall be filed in a manner consistent with the Acquisition being treated as a Transfer. Each party shall provide to each other such tax information, reports, returns, or schedules as may be reasonably required to assist such party in accounting for and reporting the Acquisition as a Transfer.

                                  ARTICLE XIII

                                    REMEDIES

         SECTION 13.1. INDEMNIFICATION BY THE OWNERS AND THE COMPANY. Subject to the terms and conditions of this Article XIII, each Owner to the extent of their proportionate interest in the Company, and the Company agree to indemnify, defend and hold AMP, AMP Subsidiary and their respective directors, officers, members, managers, employees, agents, attorneys and affiliates harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), as incurred, asserted against or incurred by such indemnities arising out of or resulting from:

         (a) a breach of any representation, warranty or covenant of the Company or any Owner contained herein or in any schedule or certificate delivered hereunder;

         (b) any violation (or alleged violation) by the Owners, the Company and/or any of their past or present directors, officers, members, partners, managers, shareholders, employees (including, without limitation, Physician Employees), agents, consultants and Affiliates of state or federal laws governing healthcare fraud and abuse (including, but not limited to, fraud and abuse in the Medicare and Medicaid programs) occurring on or before the Closing Date, or any overpayment or obligation (or alleged overpayment or obligation) arising out of or resulting from claims submitted to any third party payor (including the Medicare and Medicaid programs) on or before the Closing Date; or

         (c) any liability under the Securities Act, the Exchange Act or any other federal or state "blue sky" or securities law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to any Owner, the Company (including its subsidiaries) or the Group Practice and provided to AMP or its counsel by the Company or the Owners specifically for inclusion in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to any Owner, the Company (including its subsidiaries) or the Group Practice required to be stated therein or necessary to make the statements therein not misleading and not provided to AMP or its counsel by the Company or any Owner.

         SECTION 13.2. INDEMNIFICATION BY AMP AND AMP SUBSIDIARY. Subject to the terms and conditions of this Article XIII, AMP and AMP Subsidiary hereby agree to indemnify, defend and hold the Owners and their respective agents, attorneys and Affiliates harmless from and against all Damages, as incurred, asserted against or incurred by such indemnities arising out of or resulting from:

         (a) a breach by AMP and AMP Subsidiary of any representation, warranty or covenant of AMP or AMP Subsidiary contained herein or in any schedule or certificate delivered hereunder; or

         (b) any liability under the Securities Act, the Exchange Act or any other federal or state "blue sky" or securities law or regulation, at common law or otherwise, or arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to AMP contained in the Private Placement Memorandum, any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to AMP and the transactions contemplated hereby (including its subsidiaries) required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 13.3. INDEMNIFICATION PROCEDURES. All claims for indemnification under this Agreement will be asserted and resolved as follows:

         (a) A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (and, in any event, at least 10 days prior to the due date for any responsive pleadings, filings or other documents) (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third-party claim or claims asserted against the Indemnified Party ("Third Party Claim") that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnifying Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to such claim (if any), an estimate of the amount of damages attributable to the Third Party Claim and the basis of the Indemnified Party's request for indemnification under this Agreement. The failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim.

         Within 30 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article XIII with respect to such Third Party Claim or (ii) whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such Third Party Claim.

         (b) If the Indemnifying Party notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled, with the consent of the Indemnified Party. The Indemnifying Party is hereby authorized, at the sole cost and expense of the Indemnifying Party (but only if the Indemnified Party is entitled to indemnification hereunder), to file, during the Election Period, any motion, answer or other pleadings that the Indemnifying Party shall deem necessary or appropriate to protect its interests or those of the Indemnified Party and not prejudicial to the Indemnified Party. If requested by the Indemnifying Party, the Indemnified Party agrees, at the sole cost and expense of the Indemnifying Party, to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, including, without limitation, the making of any related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 13.3(b) and shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnifying Party and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at the expense of the Indemnifying Party, and, upon written notification thereof, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party; provided further, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party, which firm shall be designated in writing by the Indemnified Party.

         (c) If the Indemnifying Party fails to notify the Indemnified Party within the Election Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section

13.3(b), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 13.3(b) but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party if entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings, provided, however, that the Indemnified Party may not enter into, without the Indemnifying Party's consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 13.3(c), and the Indemnifying Party shall bear its own costs and expenses with respect to such participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnifying Party has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnified Party, then the Indemnified Party may employ separate counsel and, upon written notification thereof, the Indemnified Party shall not have the right to assume the defense of such action on behalf of the Indemnifying Party.

         (d) If any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 60 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed such claim, as provided above, such dispute shall be resolved by litigation in an appropriate court of competent jurisdiction if the parties do not reach a settlement of such dispute.

         (e) Payments of all amounts owing by an Indemnifying Party pursuant to this Article XIII relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of such Third Party Claim, (ii) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (iii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Payments of all amounts owing by an Indemnifying Party pursuant to
Section 13.3(d) shall be made within 30 days after the later of (i) the expiration of the 60-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.

         SECTION 13.4. INDEMNIFICATION LIMITATIONS. All claims for indemnification under this Agreement shall be subject to the following limitations:

         (a) The initial Claim Notice for indemnification must have been transmitted to the Indemnifying Party within two (2) years of the Closing Date, unless the subject matter upon which the claim for indemnification is based involves income tax, environmental or ERISA matters, in which event the initial Claim Notice must have been transmitted within the applicable statute of limitations;

         (b) The total amount of indemnification to be paid by an Indemnifying Party pursuant to this Agreement shall not exceed the total consideration either paid or received, as appropriate, for the transaction contemplated herein; and

         (c) No Indemnifying Party shall be liable for payment to an Indemnified Party pursuant to this Agreement unless and until the aggregate amount of damages attributable to said Indemnifying Party shall exceed Twenty-Five Thousand Dollars ($25,000), with the Owners being considered as one aggregate Indemnifying Party.

         SECTION 13.5. REMEDIES NOT EXCLUSIVE. The remedies provided in this Agreement shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

         SECTION 13.6. COSTS, EXPENSES AND LEGAL FEES. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees), except that each party hereto agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by the other parties in successfully (a) enforcing any of the terms of this Agreement or (b) proving that another party breached any of the terms of this Agreement.


                                   ARTICLE XIV

                                   TERMINATION

         SECTION 14.1.     TERMINATION.  This Agreement may be terminated:

         (a) by the Company, seventy-two hours after receipt of AMP's draft Registration Statement on Form S-1;

         (b) at any time prior to the Effective Date by AMP, if, as a result of its due diligence, AMP reasonably deems termination to be advisable; or

         (c) by AMP or the Company if the Acquisition has not been consummated due to the failure of the Initial Public Offering.

         SECTION 14.2. EFFECT OF TERMINATION. In the event this Agreement is terminated pursuant to Sections 14.1(b) or 14.1(c) above, AMP, the Company and the Owners shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

                                   ARTICLE XV

                                 NONCOMPETITION

         SECTION 15.1. PROHIBITED ACTIVITIES. In order to protect AMP against the unauthorized use or the disclosure of any of its Confidential Information presently known or hereinafter obtained by the Owners, and other good and valuable consideration, each Owner hereby agrees that, subject to adjustment pursuant to Section 15.5, for a period of five years following the Closing Date, neither the Owner nor any of his or her Affiliates, shall knowingly, directly or indirectly, for himself or herself or on behalf of any other corporation, person, firm, partnership, association or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

         (a) establish, operate or provide physician services at any medical office, clinic or out-patient and/or ambulatory treatment or diagnostic facility providing services similar to those provided by the Group Practice or engage or participate in or finance any business which engages in competition with the business being conducted by AMP (unless the Owner participated in such business (other than the practice of medicine) within the geographical area designated below prior to the Closing Date or the date the Owner became aware of planning for such business operations by AMP), anywhere within twenty (20) miles of any location of the Group Practice at which Owner has practiced podiatric medicine in the prior year; or

         (b) induce or attempt to influence any employee of the Group Practice or AMP to terminate his or her employment or hire any such employee, whether or not so induced or influenced.

         SECTION 15.2. DAMAGES. Because of the difficulty of measuring economic losses to AMP as a result of the breach of the foregoing covenant and because of the immediate and irreparable damage that would be caused to AMP for which it would have no other adequate remedy, each Owner agrees that, in the event of a breach by him or her of the foregoing covenant, the covenant may be enforced by AMP by injunctions and restraining orders.

         SECTION 15.3. REASONABLE RESTRAINT. It is agreed by the parties that the foregoing covenants in this Article XV impose a reasonable restraint on the Owners in light of the activities and businesses of the Company on the date of the execution of this Agreement and the future plans of the Group Practice.

         SECTION 15.4. SEVERABILITY; REFORMATION. The covenants in this Article XV are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

         SECTION 15.5. TERM. It is specifically agreed that the period of five years stated above shall be computed by excluding from such computation any time during which an Owner is in violation of any provision of this Article XV. The covenants contained in this Article XV shall have no effect if the transactions contemplated by this Agreement are not consummated for any reason (including termination pursuant to Section 14.1(b)), but otherwise shall not be affected by any breach of any other provision hereof by any party hereto.

                                   ARTICLE XVI

                    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

         SECTION 16.1. NONDISCLOSURE. Each of the parties hereto recognize and acknowledge that they had in the past, currently have and in the future may possibly have access to certain Confidential Information of the other that is valuable, special and a unique asset. Each of the parties hereto agree that they will not disclose such Confidential Information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the other and (b) to counsel and other advisors, respectively, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section, unless (i) such information becomes available to or known by the public generally through no fault of any party, (ii) disclosure is required by law or the order of any governmental authority, provided, that, prior to disclosing any information pursuant to this clause, (iii), each party, as the case may be, shall, if possible, give prior written notice thereof to the other and provide the other with the opportunity to contest such disclosure, (iv) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party or (iv) the disclosing party is the sole and exclusive owner of such Confidential Information as a result of the Acquisition. In the event of a breach or threatened breach by any party of the provisions of this Section, the other parties shall be entitled to an injunction restraining such party from disclosing, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting any party from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

         SECTION 16.2. DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants and because of the immediate and irreparable damage that would be caused for which no other adequate remedy would exist, the parties agree that, in the event of a breach by any of them of the foregoing covenant, the covenant may be enforced against them by injunctions or restraining orders.

         SECTION 16.3. SURVIVAL. The obligations of the parties under this
Article XVI shall survive the termination of this Agreement.

                                  ARTICLE XVII

                              TRANSFER RESTRICTIONS

         SECTION 17.1. TRANSFER RESTRICTIONS. For a period of one year following the Closing, unless the minimum holding period under Rule 144 promulgated under the Securities Act is shortened, in which case, for such shortened period, except pursuant to the Registration Rights Agreement, no Owner shall voluntarily
(a) sell, assign, exchange, transfer, encumber, pledge, distribute, appoint, or otherwise dispose of (i) any shares of AMP Common Stock received by the Company in the Acquisition, or (ii) any interest (including, without limitation, an option to buy or sell) in any such shares of AMP Common Stock, in whole or in part, and no such attempted transfer shall be treated as effective for any purpose or (b) engage in any transaction, whether or not with respect to any shares of AMP Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning shares of AMP Common Stock. The certificates evidencing the AMP Common Stock delivered to the Company pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as AMP may deem necessary or appropriate:

                  Except pursuant to the terms of the Registration Rights Agreement and the Business Purchase Agreement among the issuer, the holder of this certificate and the other parties thereto, the shares represented by this certificate may not be voluntarily sold, assigned, exchanged, transferred, encumbered, pledged, distributed, appointed or otherwise disposed of, and the issuer shall not be required to give effect to any attempted voluntary sale, assignment, exchange, transfer, encumbrance, pledge, distribution, appointment or other disposition prior to one year after their date of issuance. Upon the written request of the holder of this certificate, the issuer agrees to remove this restrictive legend (and any stop order placed with the transfer agent) after the date specified above.


                                  ARTICLE XVIII

             FEDERAL SECURITIES LAW RESTRICTIONS ON AMP COMMON STOCK

         SECTION 18.1. INVESTMENT REPRESENTATION. The Company and the Owners acknowledge that the shares of AMP Common Stock to be delivered to the Company and the Owners pursuant to this Agreement have not been and will not be registered under the Securities Act and may not be resold without compliance with the Securities Act. The AMP Common Stock to be acquired by the Company and the Owners pursuant to this Agreement is being acquired solely for its own account, for investment purposes only and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution.

         SECTION 18.2. COMPLIANCE WITH LAW. The Company and the Owners covenant, warrant and represent that none of the shares of AMP Common Stock issued to the Company and the Owners will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of AMP Common Stock shall bear the following legend, in addition to the legends under Article XVIII:

                  The shares represented hereby have not been registered under the Securities Act of 1933 (the "Act") and may only be sold or otherwise transferred if the holder hereof complies with the Act and applicable state securities law.

In addition, certificates evidencing shares of AMP Common Stock shall bear any legend required by the securities or applicable blue sky laws of any state.

         SECTION 18.3. ECONOMIC RISK; SOPHISTICATION. The Company and the Owners are able to bear the economic risk of an investment in AMP Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss of such investment and has such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect his, her or its own interests in connection with the acquisition of the AMP Common Stock. The Company and the Owners or their purchaser representatives have had an adequate opportunity to ask questions and receive answers from the officers of AMP concerning any and all matters relating to the transactions described in the Registration Statement, including, without limitation, the background and experience of the officers and directors of AMP, the plans for the operations of the business of AMP and any plans for additional acquisitions and the like. The Company and the Owners or their purchaser representatives have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to his, her or their satisfaction.

                                   ARTICLE XIX

                                     GENERAL

         SECTION 19.1. AMENDMENT; WAIVERS. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto. Any waiver of any terms and conditions hereof must be in writing signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.

         SECTION 19.2. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by AMP to a wholly owned subsidiary of AMP; provided, that any such assignment shall not relieve AMP of its obligations hereunder.

         SECTION 19.3. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto, except AMP Subsidiary, any rights or remedies hereunder or thereunder.

         SECTION 19.4. NO JOINT LIABILITY OF OWNERS. The parties hereto agree that the Owners shall not be jointly liable for breaches of this Agreement, but shall each have liability in proportion to their respective ownership of the Company.

         SECTION 19.5. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 19.6. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effecting during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         SECTION 19.7. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing but only as provided herein. All statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, any Owner or AMP pursuant to this Agreement shall be deemed to have been an integral part of this Agreement by such Company, such Owner or AMP, as the case may be.

         SECTION 19.8. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS

(BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF TEXAS.

         SECTION 19.9. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         SECTION 19.10. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

         SECTION 19.11. REFERENCE TO AGREEMENT. Use of the words "herein," "hereof," "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

         SECTION 19.12. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall keep this Agreement and its terms confidential, and shall make no press release or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (a) by press release, filing or otherwise that AMP has determined in its good faith judgment to be required by federal securities laws or the rules of the National Association of Securities Dealers, (b) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement and
(c) by AMP in connection with the conduct of its Initial Public Offering and conducting an examination of the operations and assets of the Company. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any Confidential Information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed; provided, that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

         SECTION 19.13. NOTICE. Whenever this Agreement requires any notice, request or demand from one party to another, the notice, request or demand must be in writing to be effective and shall be deemed to be delivered and received when actually received by the party to whom notice is sent, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  If to AMP:       American Medical Providers, Inc.
                                   3555 Timmons Lane, Suite 1550
                                   Houston, Texas  77027
                                   Attn: Mr. Jack N. McCrary
                  with a copy to:  Baker & Hostetler LLP
                                   1000 Louisiana, Suite 2000
                                   Houston, Texas  77002
                                   Attn: Ivan Wood, Esq.

                  If to the Company
                  or any Owner:    _____________________________
                                   _____________________________
                                   _____________________________
                                   Attn: _______________________

                  with a copy to:  _____________________________
                                   _____________________________
                                   _____________________________

         SECTION 19.14. CHOICE OF FORUM. The parties hereto agree that should any suit, action or proceeding arising out of this Agreement be instituted by any party hereto (other than a suit, action or proceeding to enforce or realize upon any final court judgment arising out of this Agreement), such suit, action or proceeding shall be instituted only in a state or federal court in Harris County, Texas. Each of the parties hereto consents to the in personam jurisdiction of any state or federal court in Harris County, Texas and waives any objection to the venue of any such suit, action or proceeding. The parties hereto recognize that courts outside Harris County, Texas may also have jurisdiction over suits, actions or proceedings arising out of this Agreement, and in the event that any party hereto shall institute a proceeding involving this Agreement in a jurisdiction outside Harris County, Texas, the party instituting such proceeding shall indemnify any other party hereto for any losses and expenses that may result from the breach of the foregoing covenant to institute such proceeding only in a state or federal court in Harris County, Texas, including without limitation any additional expenses incurred as a result of litigating in another jurisdiction, such as reasonable fees and expenses of local counsel and travel and lodging expenses for parties, witnesses, experts and support personnel.

         SECTION 19.15. NO WAIVER; REMEDIES. No party hereto shall by any act (except by written instrument pursuant to Section 19.1 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No remedy set forth in this Agreement or otherwise conferred upon or reserved to any party shall be considered exclusive of any other remedy available to any party, but the same shall be distinct, separate and cumulative and may be exercised from time to time as often as occasion may arise or as may be deemed expedient.

         SECTION 19.16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         SECTION 19.17. DEFINED TERMS. Terms used in Annex I and the Schedules attached hereto with their initial letter capitalized and not otherwise defined therein shall have the meanings assigned to such terms in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                      AMERICAN MEDICAL PROVIDERS, INC.:

                                      AMERICAN MEDICAL PROVIDERS, INC.

                                      By: _____________________________
                                      Name: ___________________________
                                      Office: _________________________


                                      THE COMPANY:

                                      _________________________________


                                      By: _____________________________
                                      Name: ___________________________
                                      Office: _________________________


                                      THE OWNERS:

                                      By: _____________________________
                                          ____________________, D.P.M.

                                     ANNEX I

                            ACQUISITION CONSIDERATION


AGGREGATE CONSIDERATION:

                  Practice Value                       _____________________

                  Accounts Receivable (Est.)           _____________________

                  Aggregate Consideration              =====================


The aggregate Acquisition Consideration to be received by the Company is:

                            Cash Value of
                              AMP Shares                  Total
     Cash*                   At Ipo Price               Consideration
     -----                   ------------               -------------

     $                       $                          $

*Cash consideration consists of the net realizable value of net accounts receivable plus __% of non-monetary assets, not to exceed __% of the total valuation.

Split of cash and stock is subject to final conversion of the cash to accrual financial statements for Company at June 30, 1997. Total consideration is fixed, subject to confirmation by AMP that the information, including but not limited to financial information, presented to AMP by Owner is accurate, and further subject to the adjustment as set forth in Section 2.3(b).


                                                                         _______
                                                                         Initial

                SCHEDULE TO FORM OF BUSINESS PURCHASE AGREEMENT

     The following lists: (i) the Affiliated Practices that are parties to Business Purchase Agreements with the Company (ii) the value of assets contributed by such Affiliated Practices to the Company and (iii) the various components of consideration to be received by the Affiliated Practices pursuant to the Business Purchase Agreements. Other than the assets contributed and the consideration received by the Affiliated Practices, there are no material differences among the Business Purchase Agreements executed by the Affiliated Practices.

     In addition, this schedule sets forth a summary of material terms of the Business Purchase Agreements.

                                                            CONSIDERATION TO BE RECEIVED BY AFFILIATED
                                                                            PRACTICES
                                                         ------------------------------------------------
                                                            CASH
                                        ASSETS TO BE      VALUE OF     NUMBER OF                   DEBT
        AFFILIATED PRACTICES             CONTRIBUTED       SHARES       SHARES      CASH PAID     ASSUMED
-------------------------------------   -------------    ----------    ---------    ----------    -------
Louis M. Antahades, D.P.M............    $      6,000    $   41,324                 $   10,331      --
Stephan Bard, D.P.M..................          28,218       122,919                     53,572      --
David L. Blumfield, D.P.M............         465,992     1,003,493                    380,847     62,500
Armida deBelvill, D.P.M..............        --              80,652                     20,163      --
Peter R. DeFrank, D.P.M..............          17,108       206,115                     93,200      --
Salvatore DeFrank, D.P.M.............          21,063       405,786                    165,882      --
Kenrick J. Dennis, D.P.M.............         207,259       217,978                    108,444      --
Stephen R. Densen, D.P.M.............          51,197       161,800                     81,252      --
Laurence I. Dorman, D.P.M............           6,323       145,102                     72,277      --
Alan I. Ettinger, D.P.M..............          24,554       172,956                     77,174      --
Gerald I. Falke, D.P.M...............         177,929       724,420                    306,806      --
Thomas S. Garrison, D.P.M............          66,873       413,185                    185,588      --
Norman W. Goldman, D.P.M.............          63,060       328,354                    151,636      --
Todd Harrison, D.P.M.................         117,646       482,946                    204,537      --
Bernard J. Hersh, D.P.M..............         225,605       501,275                    224,125      --
Michael W. Kendall, D.P.M............         193,804       551,148                    351,094      --
Kirk Koepsel, D.P.M..................          66,872       413,185                    185,588      --
Paul D. Leon, D.P.M..................          21,465       250,558                    106,806      --
James E. Miller, D.P.M...............          74,770        93,260                     53,940      --
Donald E. Robinson, D.P.M............          75,207       275,064                    143,108      --
George R. Vito, D.P.M................         268,885     1,734,362                  1,278,121      --
                                        -------------    ----------                 ----------    -------
     Total...........................    $  2,179,830    $8,325,882                 $4,254,491    $62,500
                                        =============    ==========                 ==========    =======

  MATERIAL TERMS OF THE BUSINESS PURCHASE AGREEMENTS

     The Business Purchase Agreements provide that the Company will acquire, and each DPM will transfer to AMP, certain operating assets and receivables of each of the Affiliated Practices. If the conditions to closing in the Business Purchase Agreements are satisfied, the Company's affiliations with the Affiliated Practices are expected to be consummated simultaneously with the closing of the Offering.

     CONSIDERATION. The consideration to be paid by the Company for all of the initial Affiliated Practices is being determined by arms-length negotiations between the Company and a representative of each Affiliated Practice. The aggregate consideration to be paid by the Company for all initial Affiliated Practices is approximately $33.1 million, including the assumption of $656,000 in indebtedness. The consideration is based upon the Affiliated Practice's gross revenue, growth potential, quality of patients and service delivery and depth of presence in its local market.

     The consideration to be paid for the initial Affiliated Practices will be paid by a combination of cash, Common Stock of the Company and the assumption of certain debt.

                                       A

     COVENANTS. Each DPM agrees under their relevant Business Purchase Agreement that, for a period of five years, he or she will not compete with the business of the Affiliated Practice within 20 miles of any location of the Affiliated Practice's Regional Group Practice at which the DPM has practiced podiatric medicine in the prior year. Each DPM also will agree that during this time period, he or she will not induce or attempt to induce any employee of the Regional Group Practice or any of its affiliates to terminate his or her employment with the Regional Practice Group. Additionally, the parties to the Business Purchase Agreement agree not to disclose each other's confidential information.

     INDEMNIFICATION. Under the Business Purchase Agreements, each DPM (to the extent of their proportionate interest in the Affiliated Practice) and each Affiliated Practice will be obligated to indemnify the Company and its subsidiaries for (i) a breach of any representation, warranty or covenant of the Affiliated Practice or any owner, (ii) any violation (or alleged violation) by the DPMs, the Affiliated Practice or past or present affiliates of state or federal laws governing healthcare fraud and abuse (including, but not limited to, fraud and abuse in the Medicare and Medicaid programs) occurring on or before the Closing or any overpayment or obligation (or alleged overpayment or obligation) arising out of or resulting from claims submitted to any third party payor (including the Medicare and Medicaid programs) on or before the Closing, or (iii) any liability under any federal or state securities law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to any DPM, the Affiliated Practice (including its subsidiaries) or their Regional Group Practice and provided to the Company or its counsel by the Affiliated Practice or its DPMs.

     The Company will be obligated under the Business Purchase Agreements to indemnify DPMs and the Affiliated Practices for (i) a breach by the Company of any of its representations, warranties or covenants in the Purchase Agreement and (ii) any liability under any federal or state securities law or regulation arising out of or based upon an untrue statement or alleged untrue statement of a material fact relative to the Company contained in the Prospectus, any preliminary prospectus, the Registration Statement or any amendment or supplement arising out of or based upon any omission or alleged omission to state a material fact necessary to make the statements not misleading.

     ACCOUNTING TREATMENT. As a result of the transactions contemplated by the Business Purchase Agreements, the historical balance sheet information of the Affiliated Practices will be combined on an historical cost basis in accordance with generally accepted accounting principles as if the Affiliated Practices had always been members of the same group. Cash payments attributed to non-monetary assets made to DPMs of Affiliated Practices will be accounted for as a cash dividend. The monetary assets of all the Affiliated Practices will be acquired at their fair market value which is expected to be approximately $4.8 million.

     CONDITIONS TO CONSUMMATION. The Company's obligation to consummate the Closing under the Business Purchase Agreements is subject to a variety of conditions, including, but not limited to, the following: (i) the formation of the Regional Group Practice; (ii) the execution by the Regional Group Practice of a management services agreement; (iii) the delivery of documents of conveyance; (iv) the acquisition by the Company of all licenses, consents and permits, and the provision of all notices, necessary for the Company and the Affiliated Practices to continue their operations; (v) the absence of any injunction or other proceeding to prohibit the Closing; and (vi) the satisfactory completion by the Company of its due diligence investigation of the Affiliated Practices through the Closing.

     CONDUCT OF BUSINESS PENDING CLOSING. Pursuant to each Business Purchase Agreement, each Affiliated Practice and its DPMs will agree that, until the Closing, the Affiliated Practice will operate its business only in the usual, regular and ordinary course, consistent with past practices, and will restrict certain activities except with the prior written consent of the Company.

     TERMINATION. Each Business Purchase Agreement and the transactions contemplated thereby may be terminated prior to the Closing by the DPM or the Company if the acquisition has not been consummated due to the failure of the Offering made hereby.

                                       B

     RESALES. The Company's Common Stock to be delivered to DPMs under the Business Purchase Agreements will not be registered under the Securities Act or any state securities act and will be offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws. Thus, Common Stock issued pursuant to the Purchase Agreements will not be readily transferable immediately.

     Pursuant to each Business Purchase Agreement, each DPM receiving Common Stock has agreed not to sell or otherwise dispose of any Common Stock during a 180-day period after the Closing without the prior written consent of the underwriters of the Offering made hereby.

                                       C